SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC 20549


                                FORM 8-K

                             Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported) July 9, 1997


                          Brunswick Corporation
          (Exact Name of Registrant as Specific in Its Charter)

Delaware                         1-1043         36-0848180
(State or Other Jurisdiction     (Commission    IRS Employer
of Incorporation)                 File Number)   Identification No.)

1 N. Field Ct., Lake Forest, Illinois        60045-4811
(Address of Principal Executive Offices)     (Zip Code)

Registrant's Telephone Number, Including Area Code
(847) 735-4700

      (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets

     On July 9, 1997, Brunswick Corporation ("Brunswick") purchased from Life Fitness, a New York general partnership ("Life Fitness"), substantially all of its facilities, equip-ment, inventory and other assets. The purchase price was approximately $310,000,000 and is subject to adjustment for the amount of net tangible assets actually acquired. The purchase price consists of approximately $300,000,000 in cash paid at closing and $10,000,000 in deferred cash payments pursuant to an incentive compensation plan in connection with the waiver of employee options granted by Life Fitness.

     Life Fitness designs, markets and manufactures computer ized cardiovascular and strength training fitness equipment serving the commercial (health clubs, military, government, corporate and university facilities) and high-end consumer markets. Brunswick intends to operate the Life Fitness busi-ness with its current management.

     Brunswick obtained the funds to pay the purchase price from the sale of commercial paper in the principal amount of $296,000,000 with the remainder coming from cash from opera-tions.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.              Exhibit

   2.1                   Asset Purchase Agreement dated as of
                         June 3, 1997 between Life Fitness and
                         Brunswick Corporation.

   2.2                   Amendment No. 1 to Asset Purchase
                         Agreement dated as of July 9, 1997
                         between Life Fitness and Brunswick
                         Corporation.
                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly autho-rized.


                                   BRUNSWICK CORPORATION



DATE:  July 22, 1997               By:  /s/ V. J. Reich
                                        Victoria J. Reich
                                        Vice President
                                        and Controller


                              EXHIBIT INDEX

Exhibit No.         Exhibit

   2.1              Asset Purchase Agreement dated as of June
                    3, 1997 between Life Fitness and Brunswick
                    Corporation.

   2.2              Amendment No. 1 to Asset Purchase Agree
                    ment dated as of July 9, 1997 between Life
                    Fitness and Brunswick Corporation.

                                                           Exhibit 2.1

                    ASSET PURCHASE AGREEMENT

                            Between


                         LIFE FITNESS,

                                        Seller,

                           - and -



                    BRUNSWICK CORPORATION,


                                        Buyer.


                    Dated:  June 3, 1997


                      TABLE OF CONTENTS


1.   Sale and Purchase of Assets
1.1  Transfer of Assets
1.2  Excluded Assets
1.3  Assignment of Assets
     (a)  Nonassignability
     (b)  Seller to Use Reasonable Efforts
1.4  Obtaining Permits and Licenses
1.5  Assumption of Liabilities
1.6  Liabilities Specifically Not Assumed

2.   Purchase Price
2.1  Amount of Purchase Price
2.2  Adjustment of Purchase Price
2.3  Payment of Purchase Price
2.4  Allocation of Purchase Price

3.   Closing
3.1  Date of Closing
3.2  Delayed Closing
3.3  All Proceedings

4.   Representations and Warranties of Seller
4.1  Authority of Seller
4.2  Organization, Standing and Qualification
4.3  Restrictions; Consents
4.4  Nonforeign Status
4.5  Employee Benefit Plans
4.6  Labor Relations
4.7  Litigation
4.8  Real Property
     (a)  Domestic Owned Real Property
     (b)  Domestic Leased Real Property
     (c)  Overseas Owned Real Property;
            Overseas Real Property Leases
     (d)  As Is, Where Is
     (e)  No Other Real Property or Real
            Property Interests
4.9  Tangible Personal Property
4.10 Proprietary Rights
4.11 Absence of Changes
4.12 Environmental Matters
4.13 Financial Statements
4.14 No Undisclosed Liabilities
4.15 Taxes
4.16 No Material Adverse Change
4.17 Material Contracts
4.18 Compliance with Laws; Permits
4.19 Insurance
4.20 Certain Employees
4.21 Assets Complete
4.22 Product Liability Experience
4.23 Liens and Encumbrances
4.24 Capital Stock
4.25 Inventory
4.26 Receivables
4.27 Product Warranty

5.   Representations and Warranties of Buyer
5.1  Buyer's Organization
5.2  Authorization of Agreement
5.3  Restrictions; Consents
5.4  Litigation

6.   Further Agreements of the Parties
6.1  Access to Information
6.2  Conduct of the Business Pending the Closing
6.3  Notice of Material Adverse Changes
6.4  Litigation
6.5 Continued Effectiveness of Representations and Warranties
6.6  Expenses
6.7  Publicity
6.8  Preservation of Records
6.9  W-2 Matters
6.10 Employment Matters
     (a)  General
     (b)  Employee Benefit Plans
     (c)  Employees of the Life Fitness Group
     (d)  Multi-Employer Pension Plan
     (e)  Employee Benefit Indemnity
     (f)  Third Party Claims
     (g)  German Employees
6.11 Title and Survey
     (a)  Delivery of Title Commitment and Survey
     (b)  Title Review and Cure
     (c)  Delivery of Title Policy at Closing
     (d)  Title and Survey Costs
6.12 Casualty Event
6.13 Illinois Responsible Property Transfer Act
6.14 Certificates of Resale
6.15 Further Actions
6.16 Name Change
6.17 Cash Transfer
6.18 Transfer of Other Shares

7.0  Conditions to Closing
7.1  Conditions Precedent to Obligations of Buyer
7.2  Conditions Precedent to Obligations of Seller

8.   Documents to be Delivered at the Closing
8.1  Documents to be Delivered by Seller
8.2  Documents to be Delivered by Buyer

9.   Termination and Certain Continuing Obligations
9.1  Termination
9.2  Effect of Termination; Certain Continuing
       Obligations

10.    Miscellaneous
10.1  Finders
10.2  Entire Agreement
10.3  Governing Law
10.4  Expiration of Representations and Warranties
10.5  Table of Contents and Headings; Interpretation
10.6  Notices
10.7  Severability
10.8  Assignment
10.9  Payment of Real Property Transfer and
       Sales Taxes
10.10 Seller's Knowledge
10.11 Further Assurances
10.12 Amendments; Waiver
10.13 Bulk Sales Laws
10.14 Limitation of Partner Liability
10.15 No Third Party Beneficiaries
10.16 Subsidiary Cash Option
10.17 Buyer's Option to Acquire Assets of LF Germany
10.18 Counterparts

The schedules listed below have been omitted from Exhibit 2.1, and Brunswick Corporation agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange
Commission upon request.

                                SCHEDULES

1.1     Parent Assets
1.2     Excluded Assets
1.6     Excluded Liabilities
2.2     Calculation of Adjusted Net Tangible Assets
4.3     Restrictions; Consents
4.5     Employee Benefit Plans
4.6     Labor Relations
4.7     Litigation
4.8(a)  Domestic Owned Real Property
4.8(b)  Domestic Leased Real Property
4.8(c)  Overseas Owned Real Property; Overseas Real Property
         Leases
4.9     Tangible Personal Property
4.10    Proprietary Rights
4.11    Absence of Changes
4.12    Environmental Matters
4.14    No Undisclosed Liabilities
4.15    Taxes
4.16    No Material Adverse Change
4.17    Material Contracts
4.18    Permits
4.19    Insurance
4.20    Certain Employees
4.21    Assets Complete
4.22    Products Liability Experience
4.23    Liens
4.24    Capital Stock
4.27    Product Warranty
6.2     Certain Transactions
6.10(a) Employees Receiving Certain Benefits
6.10(g) German Employees
7.10(f) Required Consents
10.10   Seller's Knowledge

                                EXHIBITS

Exhibit 2.3 (b)     Form of Escrow Agreement
Exhibit 4.8(a)(ix)  Form of Estoppel Certificate For Domestic
                     Tenant Agreements
Exhibit 4.8(b)(i)   Form of Estoppel Certificate For Domestic
                     Real Property Leases
Exhibit 7.1(d)(i)   Opinion of Counsel to the Seller
Exhibit 7.1(d)(ii)  Opinion of Special Counsel to the Seller
Exhibit 7.2(d)      Opinion of Counsel to the Buyer
Exhibit 7.2(j)      Certain Officer's Certificates




                          ASSET PURCHASE AGREEMENT

        ASSET PURCHASE AGREEMENT, dated as of June 3, 1997,
between LIFE FITNESS, a New York general partnership (Seller), and BRUNSWICK CORPORATION, a Delaware corporation (Buyer).
                            W I T N E S S E T H :
        WHEREAS, Seller is in the business of designing, manufacturing, marketing, selling, distributing and servicing computerized fitness equipment and strength training equipment throughout the world (the Business), directly and through the Subsidiaries (as such term and each other capitalized term used herein without textual definition is defined in Appendix I hereto) (Seller and the Subsidiaries being referred to herein collectively as the Life Fitness Group); and
        WHEREAS, Seller wishes to sell and Buyer wishes to pur-
chase, substantially all of the assets and properties of Seller including those shares of the issued and outstanding capital stock of each of the Subsidiaries owned by Seller, and, as part of such sale and purchase, Buyer is willing to assume substantially all of the obligations and liabilities of Seller;
        NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein, and of the mutual benefits to be derived hereby, the parties hereto agree as follows:
1.      Sale and Purchase of Assets.
        1.1 Transfer of Assets.  Subject to the terms and
conditions of this Agreement, at the Closing referred to in Section
3.1 hereof, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and take assignment and delivery of from Seller, all of the assets, properties, rights and business of Seller, other than the Excluded Assets referred to in
Section 1.2 hereof, as the same shall exist on the Closing Date (collectively, the Assets), including without limitation:
        (a) those assets, properties and rights reflected
on the audited consolidated balance sheet of The Life Fitness Companies L.P. (such entity (the Parent) being a Delaware limited partnership and the general partner of Seller holding the majority partnership interest in Seller) as of December 31, 1996 (the 1996 Balance Sheet) (other than (i) the assets, properties and rights owned or held by the Subsidiaries and (ii) the assets, properties and rights directly owned or held by the Parent and listed on
Schedule 1.1 hereto), subject to such changes therein (including any additions thereto) as shall have occurred between such date and the Closing Date;
        (b) The Domestic Owned Real Property, together
with: all buildings, plants, facilities, installations, fixtures and other improvements located thereon or attached thereto; and, all and singular, the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such land (collectively the Owned Real Property);
and all real property and real property interests leased or occu-
pied (other than occupied real property owned in fee, easement or other ownership interest disclosed which would constitute Owned
Real Property) by the Seller (the Leased Real Property);
        (c) all furnishings, furniture, fixtures, office
supplies, vehicles, tools, computers, machinery and equipment and other fixed assets;
        (d) all inventory, including raw materials, work-
in-process, finished goods and service parts;
        (e) all accounts receivable and other receivables;
        (f) all patents, trademarks, trade names, service
marks, know-how copyrights, (and any registrations with any Govern-mental Authority of, and applications for registration pending with respect to, any of the foregoing) trade secrets, inventions, processes, designs, know-how, formulas, computer software and data, including any and all uses of the name Life Fitness;
        (g) all contracts, agreements, leases, licenses,
purchase orders, sales orders, arrangements and/or commitments of any kind, including, without limitation, the collective bargaining agreement listed on Schedule 4.6 hereto (collectively, the Contracts);
        (h) all customer and vendor lists;
        (i) all files and documents (including credit
information) relating to the Business, and other business and financial records, files, books and documents;
        (j) all municipal, state and federal franchises, authorizations, permits and licenses;
        (k) all prepaid charges, sums and fees;
        (l) all claims and causes of action that Seller has
or may have on the Closing Date against any Person;
        (m) Subject to Section 3.2 of this Agreement, the
issued and outstanding shares (collectively, the Shares) of share capital stock owned of record or beneficially by Seller of each of
(i) Life Fitness Asia Pacific Limited, a Hong Kong corporation,
(LF Hong Kong), (ii) Life Fitness Atlantic B.V., a Dutch corpora-
tion ( LF Holland ), (iii) Life Fitness China Limited, a Hong Kong corporation (LF China), (iv) Life Fitness Europe GmbH, a German corporation (LF Germany), (v) Life Fitness Holdings B.V.B.A., a Belgian corporation (LF Belgium), (vi) Life Fitness Italia
S.r.l., an Italian corporation (LF Italy) and (vii) Life Fitness
(UK) Limited, an English corporation (LF Britain; and together with LF Hong Kong, LF Holland, LF China, LF Germany, LF Belgium and
LF Italy, collectively, the Share Subsidiaries); and
        (n) all other tangible and intangible assets of
Seller (other than the Excluded Assets).
        1.2 Excluded Assets.  The parties to this Agreement
expressly understand and agree that Seller is not selling, assign ing, transferring or conveying to Buyer the following assets, rights and properties, which shall be specifically excluded from the transactions contemplated by this Agreement (collectively, the
 Excluded Assets):
        (a) subject to Buyer's exercise of the option
accorded Buyer pursuant to Section 10.16 of this Agreement, all
Cash as of the Closing Date;
        (b) all prepaid finance charges incurred in connec
tion with either the Senior Notes or the Credit Agreement;
        (c) all minute books (copies of which have been
made available to Buyer), and similar partnership records of Seller relating to the governance of Life Fitness and its relationship with its partners and any other documents or records which Seller is required by law to retain in its possession or which are reason ably necessary to effect its dissolution;
        (d) all claims and causes of action that Seller has
or may have on the Closing Date against its partners or its or their respective Affiliates, other than the Subsidiaries, provided, however, that the foregoing shall not extinguish any right Buyer would otherwise have to assert any such claim or cause of action in offset or defense to any claim asserted by any such partner or Affiliate pursuant to Article VI of Seller s Partnership Agreement, or otherwise to impair Buyer's rights to receive the benefits under policies of insurance maintained by Seller for the benefit of such partners or Affiliates to the same extent Seller would have been entitled to receive the same;
        (e) subject to Section 3.2 of this Agreement, all
Interests which pursuant to Section 1.3(a) of this Agreement and Assets which pursuant to Section 1.4 of this Agreement are not assigned to Buyer; and
        (f) the Excluded Assets designated on Schedule 1.2
hereto.
       Further, Buyer understands and acknowledges that, subject to Buyer's exercise of the option accorded Buyer pursuant to Section
10.16 of this Agreement, on or before the Closing, Seller will cause each Subsidiary to distribute or transfer to Seller or to such other Persons as Seller may direct all Cash (including Cash resulting from the conversion or liquidation of cash equivalents)
to the extent of legally available funds of such Subsidiary as of or prior to the Closing Date and that Seller will distribute or transfer to its partners or to such other Persons as Seller may direct all Cash (including Cash resulting from the conversion or liquidation of cash equivalents) of Seller as of or prior to the Closing Date (collectively, the Cash Transfer ).
       1.3. Assignment of Assets.
       (a) Nonassignability. To the extent that any lease, con tract, license, agreement, property interest, or other Asset described in Section 1.1 (except for such other Assets referred to in Section 1.1(j)) to be sold, assigned, transferred or conveyed to Buyer (individually, an Interest and collectively, the
Interests), is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the issuer thereof or the other party thereto, or any other Person, or if such sale, assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach thereof, this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof, or an attempted assignment, transfer or convey ance thereof and Buyer shall not have any liability or responsibility in respect thereof (except as provided in Section
3.2 of this Agreement) and Seller shall not have released any of its rights, title and interests in and to such Interests, unless the appropriate approval, consent or waiver in respect thereof is obtained.
       (b) Seller to Use Reasonable Efforts. Anything in this Agreement to the contrary notwithstanding, Seller is not obligated to sell, assign, transfer or convey to Buyer any of its respective rights and obligations in and to any Interest without first obtain ing all necessary approvals, consents or waivers. Seller shall use all its reasonable efforts, and Buyer shall cooperate fully with Seller, to obtain all necessary approvals, consents or waivers provided, however, that neither Buyer nor Seller shall be obligated to pay any consideration therefor (except for filing fees and other ordinary administrative charges which shall be borne by Seller) to the third party from whom such approval, consent or waiver is requested. If such required approval, consent, or waiver is not obtained, or if an attempted assignment is ineffective, Seller shall cooperate with Buyer in any reasonable arrangement requested by Buyer to provide for Buyer the benefits under any such Interest; provided, however, that Seller shall not be required to incur any additional out-of-pocket cost or expense in connection with such cooperation.
       1.4. Obtaining Permits and Licenses. Seller shall use all its reasonable efforts to assign, transfer or convey to Buyer at the Closing all franchises, authorizations, permits and licenses referred to in Section 1.1(j) hereof. To the extent any franchises, authorizations, permits or licenses are not capable of being assigned without the consent of the issuer thereof, or if such assignment or attempted assignment would constitute a breach thereof or a violation of any Applicable Law, this Agreement shall not constitute an assignment or attempted assignment thereof and
Buyer shall not have any liability or responsibility in respect thereof and Seller shall not have released any of its rights, title and interests in and to such franchises, authorizations, permits and licenses, unless the appropriate approval, consent or waiver in respect thereof is obtained. Seller shall use all its reasonable efforts, and Buyer shall cooperate fully with Seller, to obtain any third party consents necessary for the assignment or transfer of any such franchises, authorizations, permits or licenses used or held by Seller. Neither Buyer nor Seller shall be obligated to pay any consideration in connection with its efforts under this Section
1.4 (except for filing fees and other ordinary administrative charges which shall be borne by Seller) to the third party from whom such consent is requested.
       1.5. Assumption of Liabilities. Effective as of the Closing, Buyer shall, without any further responsibility or liability of or recourse to Seller or its respective partners, managers, officers, employees, agents, consultants, representatives, successors, transferees or assignees, absolutely and irrevocably assume and be solely liable and responsible for all liabilities, obligations and commitments of Seller of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due other than the Excluded Liabilities, and provided that such liabilities, obligations and commitments arise from the
Business (including as conducted by Seller s predecessors in interest) and are based on, or arise from facts or circumstances (whether known or unknown) in existence or having occurred at any time up to and including the Closing Date, and, to the extent applicable, the date of any Delayed Closing, (the Assumed Liabili-
ties).  Without limitation of the foregoing, the Assumed Liabili-
ties shall include the following (except for such as would consti-tute Excluded Liabilities):
       (a) (i) all liabilities of Seller reflected on the 1996 Balance Sheet, except to the extent previously satisfied after December 31, 1996, and (ii) all unpaid liabilities of Seller incurred since December 31, 1996 and through and including the
Closing Date;
       (b) all liabilities and unperformed and unfulfilled obliga-tions of Seller relating to all Contracts that are assigned to
Buyer pursuant to the terms hereof;
       (c) all liabilities of Seller incurred in connection with any claim (a Products Liability Claim ) arising out of or otherwise relating to any express or implied representation, warranty, agreement or guaranty made or claimed to have been made by or on behalf of Seller or for which Seller is alleged to be responsible
(or Buyer or any Affiliate thereof as successor to the Business), or imposed or asserted to be imposed whether by contract or opera tion of law, or pursuant to any statute or common law theory of tort or strict liability or otherwise in connection with any products or services (including components or parts thereof)
produced, prepared, created, sold or rendered by or on behalf of Seller (or any predecessor of Seller) or with respect to which
Seller (or any predecessor of Seller) is alleged to have responsi-bility prior to the Closing (or by Buyer or any Affiliate thereof as successor to the Business from and after the Closing), whether or not such claims relate to damage or injury alleged to have occurred prior to the Closing;
       (d) all workers' compensation liabilities to employees of Seller relating to illnesses or injuries occurring at any time, including any liabilities relating to reoccurrences of illnesses or injuries occurring at any time;
       (e) all liabilities relating to claims of employees of Seller who are or have been employed by Seller in connection with the Business whensoever and howsoever arising;
       (f) all liabilities and obligations, if any, to which Seller has or may become subject in connection with the costs incurred by
J. Emil Anderson and Son, Inc. (Anderson) or otherwise relating to that certain Declaration of Grant of Easements, dated July 30,
1965 by Anderson, and recorded on August 6, 1965 as Document No. 19550511 in Cook County, Illinois;
       (g) all obligations and liabilities in connection with any litigation, proceeding or governmental investigation pending or threatened against or relating to Seller or the Business as of the Closing Date including, without limitation, the matters listed on
Schedule 4.7 hereto;
       (h)  all liabilities and obligations to which the Assets or the Business is subject or may in the future be subject in connec-tion with conditions existing as of or prior to the Closing Date pursuant to Environmental Laws;
       (i) all liabilities under and with respect to any Business Benefit Plans (as defined in Section 4.5) and with respect to any Group Benefit Plan (as defined in Section 4.5) to the extent such liabilities relate to employees or former employees of the Business, including, without limitation, any liability for continued
coverage benefits under 4980B of the Internal Revenue Code of
1986, as amended (the Code) or Part 6 of Title I of ERISA with respect to qualifying events occurring prior to the Closing Date;
       (j)  all liabilities and obligations of Seller arising under
Article VI of Seller s Amended and Restated Partnership Agreement, dated as of June 18, 1992 (the Seller's Partnership Agreement)
and provided that such liabilities and obligations arise from the Business and are based on, or arise from facts or circumstances (whether known or unknown) in existence or having occurred at any time up to and including the Closing Date, and, to the extent applicable, the date of any Delayed Closing; and
       (k) all liabilities and obligations, if any, to which Seller has or may become subject in respect of the liabilities and obliga-tions of the Subsidiaries (or any of them), whether by way of agreement or operation of law.
       1.6. Liabilities Specifically Not Assumed. The parties expressly understand and agree that Buyer is not assuming hereunder any of the following obligations or liabilities of Seller (the Excluded Liabilities): (a) all obligations or liabilities with respect to Excluded Assets; (b) all obligations or liabilities with respect to Interests which, pursuant to Section 1.3(a) hereof and Assets which pursuant to Section 1.4 hereof, are not assigned to Buyer; (c) all obligations and liabilities arising under Seller's 8.05% Senior Notes, due 2001 (the Senior Notes) or under the
Revolving Credit Agreement dated as of June 15, 1994 between Seller and American National Bank (the Credit Agreement); and (d) the Excluded Liabilities that are set forth on Schedule 1.6 hereto.
2.     Purchase Price.
       2.1. Amount of Purchase Price. The purchase price for the Assets (the Purchase Price) shall be $310,000,000, subject to adjustment pursuant to Section 2.2 hereof, which Purchase Price, as so adjusted, when added to the Assumed Liabilities constitutes the aggregate consideration to be paid by Buyer for the Assets. The Purchase Price shall be payable as provided in Section 2.3 hereof.
The Purchase Price shall be allocated among the Assets as provided in Section 2.4 hereof.
       2.2. Adjustment of Purchase Price.
       (a) The Purchase Price shall be adjusted upward on a dollar-for-dollar basis for the excess, if any, of the amount of the
Adjusted Net Tangible Assets (as defined below) of the Life Fitness Group as of the Closing Date over $43,877,000 (being the amount of the Adjusted Net Tangible Assets as reflected on the 1996 Balance
Sheet).
       (b) The Purchase Price shall be adjusted downward on a dollar-for-dollar basis for the deficiency, if any, in the amount of the Adjusted Net Tangible Assets (as defined below) of the Life Fitness Group as of the Closing Date below $43,877,000 (being the amount of the Adjusted Net Tangible Assets as reflected on the 1996 Balance Sheet).
       (c) For purposes of this Section 2.2, the term Adjusted Net Tangible Assets shall mean, as of December 31, 1996 or the Closing Date, as the case may be (i) the consolidated assets (as would appear on a balance sheet prepared in accordance with generally accepted accounting principles) of the Life Fitness Group before any allowances for depreciation on assets for the period subsequent to December 31, 1996, but after eliminating all Excluded Assets (including for this purpose Cash of the Subsidiaries), goodwill, patents, trademarks, service marks, tradenames, copyrights, capi-talized organization or development expenses and other intangible items, less (ii) the consolidated liabilities (as would appear on a balance sheet prepared in accordance with generally accepted accounting principles) of the Life Fitness Group, but after elimi-nating all Excluded Liabilities. The Adjusted Net Tangible Assets
as of the Closing Date shall be calculated in accordance with the accounting policies, principles and assumptions used in connection with the 1996 Balance Sheet, applied on a consistent basis (the Accounting Policies). The Adjusted Net Tangible Assets as of the Closing Date shall be calculated without the taking of a physical count of inventories. For the purpose of illustration, Schedule
2.2 hereto sets forth calculations of Adjusted Net Tangible Assets as of December 31, 1996 and March 31, 1997, respectively (and the resulting adjustment to the Purchase Price called for in this
Section 2.2) as if the Closing Date were March 31, 1997.  For the sake of clarity, it is understood that Cash acquired pursuant to
Section 10.16 of this Agreement shall be deemed an Excluded Asset for the purposes of determining Adjusted Net Tangible Assets.
       (d) The initial calculation of the Adjusted Net Tangible Assets as of the Closing Date shall be made by Buyer. Buyer shall render a certificate (the Adjusted Net Tangible Assets Certifi-
cate) showing such calculation; provided, however, that such calculation shall be made by Buyer in accordance with the Account ing Policies.  Seller and Seller's representatives shall have a right to review such calculation. Buyer shall deliver the Adjusted Net Tangible Assets Certificate to Seller as promptly as practica-
ble after the Closing but in no event later than 45 days following the Closing Date.
       (e) Seller shall have a period of 30 days after delivery of the Adjusted Net Tangible Assets Certificate to present in writing to Buyer any objections Seller may have to any of the matters set forth therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 30-day period, Buyer's determination of the Adjusted Net Tangible Assets shall be deemed accepted and approved by Buyer and Seller and shall be final and binding on them.
       If Seller shall raise any objection within the aforesaid 30-day period, Seller and Buyer shall attempt to resolve the matter or matters in dispute. If all such objections shall be resolved within 20 days after delivery of the Adjusted Net Tangible Assets Certificate, Buyer shall send to Seller a confirmation of the original Adjusted Net Tangible Assets Certificate, or, if neces-
sary, a revised Adjusted Net Tangible Assets Certificate prepared in accordance with such resolution, and Seller shall send a letter to Buyer confirming that such confirmed or revised Adjusted Net Tangible Assets Certificate is in accordance with such resolution, whereupon the confirmed or revised Adjusted Net Tangible Assets Certificate shall be final and binding on Buyer and Seller.
       If all such disputes cannot be so resolved in writing by Buyer and Seller within 20 days after the delivery of the Adjusted Net Tangible Assets Certificate, then the specific matters in dispute shall be submitted to a firm of independent accountants of nation-ally recognized standing selected by Buyer and Seller which firm shall make a final and binding determination as to such matter or matters, after gathering such data and interviewing such employees and representatives of the parties as such firm of independent accountants deems necessary. The parties shall cooperate fully with such firm of independent accountants.
       During the pendency of any such dispute, Seller or Buyer, as the case may be, shall promptly remit to the other party any amount due in respect of that part of the cash portion of the Purchase
Price adjustment which is not in dispute, and the dispute resolu-
tion mechanism set forth herein shall continue to operate with respect to the remaining disputed item or items.
       Each of Buyer and Seller understands and acknowledges that the other may utilize the services of Arthur Anderson LLP in connection with Sections 2.2(c) and 2.2(d) of this Agreement.
       (f) If, after the Closing, Seller or Seller's representatives require access to the employees or records of the Business in connection with its or their review of the Adjusted Net Tangible Assets Certificate or any calculation or other matters therein,
Buyer shall give Seller and Seller's representatives reasonable access thereto, at no cost to Seller. Except as provided in the preceding sentence, each party shall bear the fees and expenses of its own accountants, and the fees and expenses of any firm selected pursuant to the third paragraph of Section 2.2(e) hereof, if any, shall be borne one-half by Buyer and one-half by Seller.
       (g)  If a Purchase Price adjustment is required under this
Section 2.2, the Purchase Price allocation set forth in Section 2.4 shall be appropriately adjusted.
       2.3. Payment of Purchase Price.
       (a) All payments required to be made under this Agreement shall be made by wire transfer or transfers of immediately avail-
able funds to an account or accounts to be designated by such recipient at least two (2) Business Days prior to the payment date.
       (b)  At the Closing, in respect of the Purchase Price, Buyer shall:
            (i)  pay to Seller in cash an amount equal to:
       (A)  the product of (I) $310,000,000 plus or minus an
  amount determined by Arthur Andersen LLP to be the estimated amount of the adjustment to the Purchase Price to be made
  pursuant to Section 2.2 hereof (the Estimated Adjustment), which determination shall be made as of a date no earlier than ten days prior to the Closing Date, multiplied by (II) the
  Parent Partnership Option Rollover Fraction, plus
       (B)  an amount equal to the aggregate exercise price that
  would have been payable upon the exercise of Parent Partner ship Options Subject to Option Rollovers, less
       (C)  $1,000,000, (the Escrowed Adjustment Amount) and
            (ii) deposit in cash with the Escrow Agent pursuant to
the terms of the Escrow Agreement an amount equal to the Escrowed Adjustment Amount, such amount to be held and disbursed by such agent in accordance with the terms of such agreement.
       (c) Within five days after the Final Certificate Date (as defined below), Buyer shall pay to Seller, or Seller shall reim-
burse Buyer for, as appropriate, an amount equal to (i) the product of (A) the difference between the amount of the adjustment required pursuant to the Final Net Tangible Assets Certificate (as defined below) and the Estimated Adjustment multiplied by (B) the Parent Partnership Option Rollover Fraction, less (ii) any portion thereof previously paid or reimbursed pursuant to the fourth paragraph of
Section 2.2(e) of this Agreement. For purposes of this Section 2.3(c), the Final Net Tangible Assets Certificate means the
Adjusted Net Tangible Assets Certificate which becomes final and binding upon the parties pursuant to Section 2.2(e) hereof, and the Final Certificate Date means the date upon which the Adjusted Net Tangible Assets Certificate becomes the Final Net Tangible Assets Certificate. Any payment or reimbursement pursuant to this Section 2.3(c) (or pursuant to the fourth paragraph of Section 2.2(e) of this Agreement) shall be accompanied by an amount of simple inter-
est on the amount of such payment or reimbursement, as the case may be, at a rate of interest equal to the effective annual rate of interest on the Escrowed Adjustment Amount pursuant to the terms of the Escrow Agreement, from the Closing Date to the date of payment or reimbursement. The payment obligation of Buyer or the reim-bursement obligation of Seller, as appropriate, pursuant to this
Section 2.3(c) (or pursuant to the fourth paragraph of Section
2.2(e) of this Agreement) shall be reduced pro tanto to the extent of the amounts then held by the Escrow Agent pursuant to the Escrow Agreement, provided that the obligated party shall cooperate with the other party in effecting the disbursement of such amounts by the Escrow Agent to such other party.
       2.4. Allocation of Purchase Price. The Purchase Price for the Assets shall be allocated among the Assets in accordance with an appraisal conducted by an appraiser retained by Buyer at Buyer's expense (the Allocation). Buyer shall furnish Seller with the Allocation and a copy of the appraisal as soon as reasonably practicable. Seller and Buyer agree to prepare and file all their respective federal, state, local and foreign income tax returns and other filings reflecting the transactions contemplated hereunder
(the Tax Returns) on a basis consistent with  the Allocation, and to cooperate with each other in good faith in preparing any and all statements required to be included in the Tax Returns, including
IRS Form 8594 and any required exhibits thereto (or other forms required pursuant to Section 1060 of the Code, or other applicable tax laws), reflecting the Allocation. Buyer shall have no respon-sibility in respect of the preparation of Tax Returns of Seller or any of its Affiliates (other than the Subsidiaries) or the payment of Taxes related thereto (other than to the extent provided for in
Section 1.5(a) of this Agreement).
3.     Closing.
       3.1. Date of Closing. The closing of the sale and purchase of the Assets provided for in Section 1 hereof (the Closing) shall take place at the offices of Freeborn & Peters, 311 South Wacker
Drive - Suite 3000, Chicago, Illinois  60606-6677 at 9:00 a.m. on
July 9, 1997, (or on such other date or at such other place as the parties may mutually designate in writing) provided each of the conditions specified in Section 7 of this Agreement has been fulfilled (or waived by the party entitled to waive any such condition), and in the event that the Closing does not then occur because any of such conditions shall not have been fulfilled or waived, then either party hereto shall have the right by written notice to the other party to adjourn the Closing, and upon notice of adjournment having been given the Closing shall be rescheduled to the third business day following the date on which the last of such conditions has been fulfilled or waived, but in no event later than August 15, 1997 (the Termination Date). The actual date on which the Closing is held is referred to in this Agreement as the
 Closing Date .  At the Closing, the parties shall execute and deliver the documents referred to in Section 8 hereof.
       3.2 Delayed Closing. Subject to the terms and conditions of this Agreement, Buyer and Seller agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate and make effective as soon as reason ably practicable, all of the transactions contemplated by this Agreement to occur at Closing. Notwithstanding the foregoing, the closing (a Delayed Closing) of any sale and transfer of the shares of any Share Subsidiary (a Share Transfer) pursuant to a share purchase agreement referred to in Section 8.1(a) of this Agreement, other than the shares of LF Germany, LF Britain and LF Belgium which shall not be subject of a Delayed Closing, shall be delayed to a date subsequent to the Closing Date (but as soon as practicable following the satisfaction or waiver of the condition precedent referred to in Paragraph (a) of this Section 3.2) if each of the following conditions is satisfied:
       (a) the sole remaining condition precedent to such Share Transfer at the time of Closing is a required approval or waiver of a Governmental Authority.
       (b) each of Seller and Buyer have been advised by their respective foreign counsel that it is reasonably certain that all necessary approvals of such Governmental Authorities will be made and issued within 30 days after the Closing so that the applicable Delayed Closing may occur within such 30-day period.
       (c) Buyer and Seller have made arrangements reasonably satisfactory to Buyer appointing Buyer (or at Buyer's election a designated subsidiary of Buyer (Buyer or such designated subsid-
iary, the Foreign Acquiring Company)), as the agent of the Share Subsidiary with respect to its business (the Agented Business), with full power and authority to control, supervise and manage the operations of the Agented Business from the Closing Date until the date of the Delayed Closing. As agent, the Foreign Acquiring
Company shall have full power and authority subject to applicable law, to operate the Agented Business in its sole discretion and at its sole risk and expense, including without limitation, to con-
tract for services and supplies, to sell or dispose of assets and to terminate or modify all or any portion of the Agented Business.
The Foreign Acquiring Company shall provide all funds necessary to operate the Agented Business in the manner it deems appropriate during such period.  As consideration for its services as agent, the Foreign Acquiring Company shall be entitled to retain all revenues and profits of the Agented Business generated during such period.
       3.3. All Proceedings. All proceedings to be taken and all documents to be executed and delivered by all parties at the
Closing or any Delayed Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor documents executed or delivered until all have been taken, executed and delivered.
4. Representations and Warranties of Seller. Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date (such representations and warranties being remade on the Closing Date), as follows:
       4.1. Authority of Seller. The execution, delivery and perfor-mance of this Agreement and the Escrow Agreement have been duly authorized and approved by all necessary action on the part of
Seller and its partners, and this Agreement and the Escrow Agree ment have been duly executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorgani-zation, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.
       4.2. Organization, Standing and Qualification. Seller is a general partnership duly organized and validly existing under the laws of the State of New York. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth in Section 1.1(m) and in the definition of the Subsidiaries in Appendix I. Seller has full partnership power and authority to enter into and to perform its obligations under this Agreement and to own, lease and operate its properties and to carry on its businesses as now being conducted. Each Subsidiary has full corporate power and authority to own, lease and operate its proper ties and to carry on its businesses as now being conducted. Each member of the Life Fitness Group is qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the properties owned or leased by it requires qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.
Other than interests or securities that would be classified as cash equivalents pursuant to generally accepted accounting principles or notes received in the ordinary course of business, Seller does not own, directly or indirectly, any interest in or security issued by any Person other than the Subsidiaries.  Each of the Subsidiaries is and has been engaged solely in the marketing, sale, distribution and service of the products of Business and none of the Subsidi-
aries either now or in the past has carried on any other trade or business.
       4.3. Restrictions; Consents.  Except as set forth in Schedule
4.3 hereto, the execution, delivery and performance of this Agree ment and the Escrow Agreement by Seller will not (a) violate or conflict with the certificate of incorporation or by-laws or other organizational documents of any member of the Life Fitness Group;
(b) violate or conflict with, or result in the breach or termina-
tion of, or constitute a default under, or permit cancellation of by any other party to, any material lease, agreement, commitment or other instrument, or any material order, judgment or decree, to which any member of the Life Fitness Group is a party or by which any member of the Life Fitness Group or its respective properties are bound; (c) constitute a material violation of any Applicable
Law; or (d) result in the creation of any lien, charge or encum-brance upon any of the properties or assets of any member of the
Life Fitness Group. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other Person not a party to this Agreement is required on the part of Seller in connection with the execution, delivery and performance of this Agreement or the Escrow Agreement, except for those as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act) or as required by applicable Governmental Authorities having jurisdiction over the Subsidiaries or as disclosed on Schedule 4.3 hereto.
       4.4. Nonforeign Status. Seller is not a foreign person within the meaning of Section 1445(a) of the Code.
       4.5. Employee Benefit Plans.
       (a) For purposes of this Agreement: (i) Benefit Plan means each and every employee benefit plan, contract, program, policy or arrangement, including, without limitation, any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, whether or not such arrangements constitute employee benefit plans (as defined in section 3(3) of ERISA) under which or with respect to which
Seller or any Subsidiary has any direct or indirect, actual or contingent liability; (ii) Business Benefit Plan means any
Benefit Plan which provides benefits exclusively with respect to employees or former employees of the Business in the United States;
(iii) Group Benefit Plan means any Benefit Plan, other than a Business Benefit Plan, which provides benefits with respect to employees or former employees of the Business in the United States;
(iv) Welfare Plan means any Benefit Plan which is a welfare plan within the meaning of section 3(1) of ERISA and provides benefits with respect to employees of the Business in the United States; (v)
 Retiree Welfare Plan  means any Welfare Plan which provides benefits with respect to employees or former employees of the
Business in the United States beyond their retirement or other termination of service (other than coverage mandated by section
4980B of the Code, the cost of which is fully paid by the former employee or his dependents); and (vi) ERISA means the Employee Retirement Income Security Act of 1974, as amended and the regula-tions thereunder. All employees of the Business are located either in the United States, Canada, Austria, Belgium, China, Germany,
Hong Kong, Italy, the Netherlands or the United Kingdom.  No
employee of the Business in any of the foregoing foreign countries participates in any Benefit Plan other than as listed pursuant to
Section 4.5(g) hereof.
       (b) Schedule 4.5 hereto sets forth a list of all Business Benefit Plans and all Group Benefit Plans. Seller has, with respect to each such plan, delivered to Buyer true and complete copies of: (i) all plan texts and contracts and agreements relating thereto; (ii) all existing summary plan descriptions; (iii) the most recent annual report (including all schedules thereto); (iv)
the most recent actuarial valuation; and (v) if the plan is in tended to qualify under section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue
Service.
       (c) Except as set forth in Schedule 4.5 hereto, with respect to each Benefit Plan, Seller has no direct or indirect, actual or contingent material liability for such plans, other than to make payments for contributions, premiums or benefits when due, all of which payments have been timely made. No Assets of Seller are subject to any lien or other security interest under sections
302(f), 306(a), 307(a) or 4068 of ERISA, or sections 401(a)(29) or
412(n) of the Code.
       (d) With respect to each Business Benefit Plan or Group Benefit Plan, except as set forth on Schedule 4.5 hereto: (i) each such plan complies in all material respects in form and operation with Applicable Law; (ii) each such plan which is intended to be qualified under sections 401(a) or 403(a) of the Code is so quali fied; (iii) no payment is required under any such plan that, by operation of section 280G of the Code, would not be deductible;
(iv) each such plan which is a group health plan (as defined in section 607(1) of ERISA) has been operated in substantial compli-
ance with the provisions of Part 6 of Title I of ERISA and section 4980B of the Code ( COBRA ); (v) there are no material disputes, actions, suits or claims pending, nor to Seller s knowledge threat ened, against any such plan; (vi) there have been no material prohibited transactions  (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Benefit Plan and
Seller has not engaged in any material prohibited transaction; and
(vii) there have been no acts or omissions by the Seller which have given rise to or could reasonably be expected to give rise to material fines, penalties, taxes or related charges under section
502 of ERISA or Chapters 43, 47 or 68 of the Code for which Seller would be liable.
       (e) Except as specified on Schedule 4.5 hereto, there are no Retiree Welfare Plans. Except as set forth in Schedule 4.5 hereto, no Business Benefit Plan or Group Benefit Plan provides for sever-ance pay, unemployment compensation or any similar payment with respect to any current or former employee, officer or director of or consultant to Seller. Except as set forth on Schedule 4.5, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Business in the United States to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting of or increase the amount of compensation due to any such current or former employee of the Business in the United States, or (iii) constitute or involve a prohibited transaction (as defined in section 406 of ERISA or section 4975 of the Code).
       (f) Schedule 4.5 sets forth each Business Benefit Plan and Group Benefit Plan that is subject to Title IV of ERISA. With respect to such plans, (i) there has been no material reportable event (as described in section 4043 of ERISA) which has not been waived; (ii) no steps have been taken to terminate any such plan,
(iii) there has been no withdrawal (within the meaning of section
4063 of ERISA) of a substantial employer (as defined in section 4001(a)(2) of ERISA); (iv) no event or condition has occurred which could reasonably be expected to constitute grounds under section
4042 of ERISA for the termination of or the appointment of a trustee to administer any such plan; and (v) if each such plan were terminated immediately after the Closing, there would be no un-
funded liabilities with respect to any such plan, its participants or beneficiaries or the Pension Benefit Guaranty Corporation.
       (g) Except as set forth in Schedule 4.5 hereto, no Business Benefit Plan or Group Benefit Plan is a multiple employer plan or a multi-employer plan, within the meaning of ERISA or the Code. Except as set forth in Schedule 4.5 hereto, the Seller has no direct or indirect, actual or contingent liability with respect to any partial or complete withdrawal (as such terms are defined in sections 4203 and 4205 of ERISA) from any such multi-employer plan. With respect to any Business Benefit Plan or Group Benefit Plan that is a multi-employer plan, (i) no such plan is, or to the
Seller s knowledge is expected to be, in the process of reorganiza-tion or termination, (ii) Seller has not received any notice that
(A) increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, (B) any such plan is or has been funded at a rate less than required under section 412 of the Code, or (C) any such plan is or may become insolvent, and (iii) all contributions have been made as required by the terms of the plans, the terms of any collective bargaining agreements, and Applicable Law; and Schedule 4.5 hereto sets forth as of April 30, 1997 the number of employees of the Business participating in such plan, and the rate of Seller s contribution under any such plan for such employees.
       (h) Except as set forth on Schedule 4.5 hereto, none of the Subsidiaries is a party to, has any liability with respect to, or is bound by any material pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, bonus, group insurance or other incentive or welfare contract, plan or arrangement relating to or with respect to its business.
       4.6. Labor Relations. Except as set forth on Schedule 4.6 hereto, (a) there is no pending or, to Seller s knowledge, threat ened strike, picketing, work stoppage or work slowdown involving employees of the Business, (b) no union is certified by the Na tional Labor Relations Board as collective bargaining agent for employees of the Business in the United States, (c) in the United States, no written demand is pending for recognition, no election or campaign for certification is pending, and, to Seller's knowl-edge, no such demand is scheduled, (d) neither Seller nor any Subsidiary is a member of an employers association or a party to a collective bargaining agreement, and (e) Seller and each Subsidiary are in material compliance with their respective obligations, if any, arising under Applicable Laws relating to the termination of employees (including, without limitation, as to Seller, the Worker Adjustment and Retraining Notification Act of 1988).
       4.7. Litigation. There are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to Seller s knowledge, threatened against Seller that question the validity of this Agreement or the Escrow Agreement or that question any action to be taken by Seller in connection with this Agreement or the Escrow Agreement.  Except as set forth on Schedule 4.7 hereto, there is no litigation, action, suit, arbitration, proceed ing or governmental investigation pending or, to Seller's knowl-
edge, threatened, or any order, injunction or decree outstanding, against or relating to any member of the Life Fitness Group or to the Business that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
       4.8. Real Property.
       (a)  Domestic Owned Real Property.
       (i)  Schedule 4.8(a)(i) hereto sets forth a list of all
  of the real property located in the United States and owned by Seller, including the legal descriptions and street addresses thereof (the Domestic Owned Real Property) and all current leases or occupancy agreements pursuant to which any Person other than Seller occupies any portion of the Domestic Owned
  Real Property (the Domestic Tenant Agreements).
       (ii) Except as set forth on Schedule 4.8(a)(ii), Seller
  has not received any notice of and Seller has no knowledge of any material violation, or claimed material violation of any covenant, condition or other restriction, mineral right, reservation or agreement, royalty agreement, mortgage, secu-
  rity interest, right of way, license, easement, or other
  agreement to which any of the Domestic Owned Real Property is subject.
       (iii) Except as set forth on Schedule 4.8(a)(iii), Seller has not entered into any agreement with any Person relating to the Domestic Owned Real Property, which imposes upon the Seller an obligation to make any contribution or
  dedication of money or land or to construct, install or
  maintain any improvements of a public or private nature, other than maintenance and like agreements entered into in the
  ordinary course of business.
       (iv) Except as set forth on Schedule 4.8(a)(iv) or as may
  be disclosed by the Title Commitments, Seller has no knowledge of any special assessments or other assessments for public improvements against any of the Domestic Owned Real Property the current (or any prior) periodic payment of which is unpaid and for which the Seller is liable, including without limita-
  tion, those for construction of sewer, water, gas and electri-
  cal lines and mains, streets, roads, sidewalks and curbs, and
  Seller has received no notice that any such assessments are currently pending or proposed. Seller has no knowledge of any costs incurred by Anderson or otherwise relating to that
  certain Declaration of Grant of Easements, dated July 30, 1965 by Anderson, and recorded on August 6, 1965 as Document No.
  19550511 in Cook County, Illinois for which Seller would be liable.
       (v)  Except as set forth on Schedule 4.8(a)(v), to
  Seller s knowledge Seller has, with respect to the Domestic
  Owned Real Property, obtained all those certificates of
  occupancy, underwriters and building inspection certificates relating to electrical, plumbing, HVAC or other licensed or regulated work, zoning, building, housing, safety, health, fire, environmental protection, and other permits, licenses and approvals which Seller is required to obtain by Applicable
  Law, other than those, the absence of which would not materi-
  ally adversely affect Seller's ability to use and occupy the Domestic Owned Real Property as currently used and occupied by Seller.
       (vi) Except as set forth on Schedule 4.8(a)(vi) or as may
  be disclosed by the Surveys, (A) to Seller s knowledge none of the Domestic Owned Real Property is located, in whole or in part, within an area identified by any governmental authority as a flood hazard area or subject to the jurisdiction of the
  Army Corps of Engineers, and (B) Seller has no knowledge of any encroachment, fence dispute, boundary dispute, boundary line question, water dispute, or drainage dispute concerning or affecting any of the Domestic Owned Real Property.
       (vii)  Except as set forth on Schedule 4.8(a)(vii),
  Seller has received no notice of the existence of any viola-
  tion or default (or claimed violation or default) of any
  applicable wetlands or coastal, inland or navigable waterways laws, rules, regulations, permits or orders relating to the
  Domestic Owned Real Property and which, if uncured or
  unremedied, could reasonably be expected to would materially adversely affect Seller s ability to use and occupy the
  Domestic Owned Real Property as currently used and occupied by
  Seller.
       (viii) Except as set forth on Schedule 4.8(a)(viii), to Seller s knowledge Seller is in material compliance with all applicable building, zoning, land use or other similar stat-
  utes, laws, ordinances, regulations, permits or other require ments in respect of the Domestic Owned Real Property and
  Seller has not received any notice of any violation (or
  claimed violation) of any of the foregoing, which, if uncured or unremedied, would result in the imposition of a material fine or would materially adversely affect Seller's ability to use and occupy the Domestic Owned Real Property as currently used and occupied by Seller.
       (ix)  None of the Domestic Owned Real Property is leased
  to any party nor does any party other than Seller occupy any of the Owned Real Property except pursuant to the Domestic
  Tenant Agreements. Except as set forth on Schedule 4.8(a)(ix)
  Seller has received no notice of any, and to Seller's knowl-
  edge there exists no dispute, claim, event of default or other event which constitutes or would constitute (with notice or lapse of time or both) a default by Seller under any Domestic
  Tenant Agreement, which would give the other party thereto the right to terminate such Domestic Tenant Agreement.
       (x)  Seller has no knowledge of any structural defect in
  the buildings and improvements located on the Domestic Owned
  Real Property or the electrical, plumbing, HVAC systems
  thereof which could reasonably be expected to materially
  adversely affect Seller s ability to use and occupy the
  Domestic Owned Real Property as currently used and occupied by
  Seller.
       (b)  Domestic Leased Real Property.
       (i)  Schedule 4.8(b)(i) hereto sets forth a list of all
  of the real property located in the United States and leased
  (as tenant) by Seller (the Domestic Leased Real Property)
  and identifies each lease or other occupancy agreement pursu-
  ant to which tenant occupies any portion of the Domestic
  Leased Real Property (the Domestic Real Property Leases)
  True, correct and complete copies of the Domestic Real Prop-
  erty Leases have been made available to Buyer.  Each of
  Domestic Real Property Leases is valid, binding and in full force and effect.  Except as set forth in Schedule 4.8(b)(i):
  (A) all rent and other amounts due and payable by the Seller with respect to the Domestic Real Property Leases on or prior to the Closing Date will have been paid prior to the Closing
  Date; (B) no consent of any lessor to the consummation of the transactions contemplated by this Agreement is required under any Domestic Real Property Lease; and (C) Seller has neither given nor received notice of any, and to Seller's knowledge there exists no, dispute, claim, event of default or other event which constitutes or would constitute (with notice or lapse of time or both) a default by Seller or any other party under any Domestic Real Property Lease which would give the other party thereto the right to terminate such Domestic Real Property Lease and by reason of which the other party to such Domestic Real Property Lease could reasonably be expected to exercise such right to terminate. Seller shall endeavor to secure and shall deliver to Buyer, as and when received, but in any event by at least 5 days before the Closing Date,
  estoppel certificates from the lessor under each Domestic Real Property Lease substantially in the form attached hereto as
  Exhibit 4.8(b)(i).
       (ii)  Except as set forth on Schedule 4.8(b)(ii), to
  Seller's knowledge Seller has, with respect to the Domestic
  Leased Real Property, obtained all those certificates of
  occupancy, underwriters and building inspection certificates relating to electrical, plumbing, HVAC or other licensed or regulated work, zoning, building, housing, safety, health, fire, environmental protection, and other permits, licenses and approvals which Seller is required to obtain pursuant to the applicable Domestic Real Property Lease or by Applicable
  Law, other than those, the absence of which would not materi-
  ally adversely affect Seller s ability to use and occupy the Domestic Leased Real Property as currently used and occupied by Seller.
       (iii) Except as set forth on Schedule 4.8(b)(iii), to
  Seller's knowledge Seller is in material compliance with all applicable building, zoning, land use or other similar stat-
  utes, laws, ordinances, regulations, permits or other require ments in respect of the Domestic Leased Real Property and
  Seller has not received any notice of any violation (or
  claimed violation) of any of the foregoing, which, if uncured or unremedied, would result in the imposition of a material fine or would materially adversely affect Seller s ability to use and occupy the Domestic Leased Real Property as currently used and occupied by Seller.
       (c) Overseas Owned Real Property; Overseas Real Property Leases. Schedule 4.8(c) hereto sets forth a list of all of the real property located outside the United States and owned by any Subsidiary (the Overseas Owned Real Property ). Other than month to month tenancies, leases, subleases or other leasehold interests which shall expire on or before the Closing Date, Schedule 4.8(c) hereto sets forth a true, correct and complete list of all leases, subleases or other leasehold interests held by any Subsidiary (collectively, the Overseas Real Property Leases ). A true, correct and complete copy of each Overseas Real Property Lease has been delivered to Buyer. Each Overseas Real Property Lease is valid, binding and in full force and effect.  All rent and other sums payable by tenants are current, in all material respects, and to Seller s knowledge, there is no condition which, with the giving of notice or passage of time or both, would constitute a material default under any Overseas Real Property Lease.
       (d) As Is, Where Is. It is expressly understood and agreed that, except as otherwise specifically set forth in this Agreement, Buyer accepts the condition of the Domestic Owned Real Property and the Overseas Owned Real Property and all interests in the Domestic Real Property Leases and the Overseas Real Property Leases AS IS, WHERE IS as of the Closing Date and Seller makes no representa tions, warranties or guarantees as to the condition, size, extent, quantity, type or value of the Domestic Owned Real Property or the Overseas Owned Real Property or any real property subject to any Domestic Real Property Lease or Overseas Real Property Lease.
       (e) No Other Real Property or Real Property Interests. Except for the Domestic Owned Real Property, the Overseas Owned Real
Property and the real property leased pursuant to the Domestic Real Property Leases and the Overseas Real Property Leases, neither
Seller nor any Subsidiary owns, leases, operates or otherwise has any interest in any real property.
       4.9. Tangible Personal Property. All of the fixtures, machin-ery and equipment material to the operation of the Business are owned, leased or licensed by the Life Fitness Group. Subject to routine maintenance and scheduled replacement, such fixtures, machinery and equipment of the Life Fitness Group are in reasonably good operating condition and repair, normal wear and tear excepted. All leases and licenses for such material fixtures, machinery and equipment are identified on Schedule 4.9 hereto. Except as set forth on Schedule 4.8 or Schedule 4.9 hereto and in the Title Policies, the interests of the Life Fitness Group in such property are free and clear of all mortgages, pledges, liens, encumbrances or security interests, except (a) imperfections of title, if any, that do not materially detract from the value of the property subject thereto, or materially interfere with the manner in which it is currently being used in the Business, or materially impair the operations of the Business and (b) taxes and general assess ments which are not delinquent as of the date hereof or which can be paid without material penalty or which are being contested in good faith by appropriate proceedings, which if resolved adversely could not reasonably be expected to result in a material liability. All of the material leases and licenses set forth on Schedule 4.9 hereto are in full force and effect and none of the members of the Life Fitness Group is in material default thereunder.
       4.10. Proprietary Rights. Schedule 4.10 hereto contains a complete and accurate list of (a) all patents, patent applications, trademark registrations and applications therefore, service mark registrations and applications therefor, and copyright registra tions and applications therefor (the Intellectual Property), owned or used by the Life Fitness Group in connection with the Business, and (b) all licenses or other agreements giving to third parties rights in the Intellectual Property listed in Schedule
4.10.  Except as set forth in Schedule 4.10 hereto, the members of the Life Fitness Group have good title, free and clear of any liens or other encumbrances to, or possess adequate and, to Seller's knowledge, enforceable licenses or other rights to use all Intel-lectual Property and all common law trademarks, trade names, service marks, and copyrights, and all computer software, software programs, inventions, drawings, designs, customer lists, propri-
etary know-how or information or other rights material to the
Business (collectively, the Proprietary Rights). Each item of Intellectual Property owned by members of the Life Fitness Group and listed in Schedule 4.10 hereto has been, to the extent indi-
cated in such Schedule, duly registered with, filed in or issued by the United States Patent and Trademark Office, the United States Copyright Office or such other domestic or foreign government entity as indicated in such Schedule, and, to Seller's knowledge, such registrations, filings and issuances remain in full force and effect. To Seller s knowledge, except as set forth on Schedule
4.10 hereto, there are no conflicts with or infringements upon any proprietary rights of third parties caused by the operations of the Business, including but not limited to the use of trademarks, trade names, service marks and copyrighted material and to products, processes, services, methods, substances, parts or other materials made, sold or used by the Business, that could, if adversely determined, be reasonably expected to result in a material liabil-
ity or a material impairment of the Business.  Except as set forth in Schedule 4.10, there are no licenses or other agreements giving any member of the Life Fitness Group rights to intellectual prop-
erty of third parties in connection with the Business other than licenses or agreements entered into in the ordinary course of business (such as licenses to use commercial software).  Except as set forth in Schedule 4.10, to Seller's knowledge, there is no infringement by or claim of infringement against any third party of any Proprietary Rights of the Life Fitness Group that could, if adversely determined, be reasonably expected to result in a mate-
rial liability or a material impairment of the Business.
       4.11. Absence of Changes. Since December 31, 1996, the Business has been operated in the ordinary course, except as set forth on Schedule 4.11 hereto or as permitted by Section 6.2 hereof, and none of the members of the Life Fitness Group have, except as otherwise set forth on Schedule 4.11 or as otherwise disclosed in this Agreement or on any Schedule hereto:
       (a) entered into or authorized any transaction or terminated or modified any transaction previously entered into or authorized, or incurred or authorized the incurrence of any liability or obligation, other than in the ordinary course of business or that is or would be material to the Business;
       (b) merged or consolidated, or entered into any agreement to merge or consolidate, with any Person, or, other than in the ordinary course of business, purchased, sold or transferred, or entered into any agreement for the purchase, sale or transfer of, any assets, that are material to the Business;
       (c) other than in the ordinary course of business, made or entered into any bonus payment or arrangement or wage or salary increase or made any payment or commitment to pay any severance or termination pay with any of its employees or agents employed or retained by the Life Fitness Group other than as required by agreements in effect as of the date hereof that have been disclosed in writing to Buyer on or prior to the date hereof;
       (d) made any change in its accounting methods, policies or practices or made any change in depreciation or amortization policies or rates adopted by it in connection with the Business;
       (e) materially changed any of its business policies as such relate to the Business, including, without limitation, advertising, marketing, pricing, purchasing, sales, returns, budget, warranty or product acquisition policies;
       (f) suffered or incurred any material damage, destruction or loss (whether or not covered by insurance);
       (g) other than in the ordinary course of business, autho-rized, entered into or amended any employment agreement with respect to any employee employed by any member of the Life Fitness Group, or entered into or amended, in any material respect, any Business Benefit Plan or Group Benefit Plan;
       (h)  other than in the ordinary course of business, incurred or authorized the incurrence of any indebtedness for borrowed money in connection with the Business;
       (i)  entered into any lease (as lessor or lessee) or granted or suffered to exist any lien or other encumbrance on any of its assets or properties, other than in the ordinary course of business or that is material to the Business;
       (j) knowingly waived, released or cancelled any material claim, debt or right; or
       (k) made, other than in the ordinary course of business any loan or advance to any Person not a member of the Life Fitness
Group, or made any capital contribution to or investment in any
Person not a member of the Life Fitness Group (other than in interests or securities which would be classified as cash equiva-lents pursuant to generally accepted accounting principles or notes received in the ordinary course of business).
       4.12.  Environmental Matters.
       (a)  Except as set forth on Schedule 4.12 hereto, Seller has at all times operated and is operating the Business and the Assets in the United States in compliance in all material respects with all applicable Environmental Laws and Approvals (as in effect at such time) and there has not been any release of Hazardous Sub-stances on, in, under or at any United States facilities or proper-ties at any time when such facilities or properties were owned, leased or occupied by Seller the remediation of which would have a Material Adverse Effect. Except as set forth in Schedule 4.12 hereto, there are no pending or, to Seller s knowledge threatened, claims, enforcement proceedings, cleanup orders, citizen suits or other judicial or administrative actions instituted by private parties, employees or Governmental Authorities arising out of or in connection with the condition of any property or facility or the conduct or the operations of the Business or the Assets in the
United States in connection with any Environmental Law or the release of Hazardous Substances on, in, under or at the United
States properties or facilities, which could, if adversely deter-mined, be reasonably expected to have a Material Adverse Effect or give rise to a material environmental liability or cost. Except as set forth on Schedule 4.12 hereto, Seller has not been subjected to any investigation by any Governmental Authority to determine compliance with Environmental Laws or Approvals. As used in this
Section 4.12(a), Approval means any approval, consent, waiver, exemption, order, permit, authorization, franchise, right or license required by any Governmental Authority relating to health and safety or protection of the environment pursuant to require ments as are in effect on the date hereof, and, at Closing, as are in effect on the Closing Date; Environmental Laws means applica-
ble federal, state, local and international laws, principles of common law or regulations pertaining to pollution, protection of the environment or health and safety and orders, decrees, judg-
ments, or injunctions issued, promulgated, approved or entered thereunder as such laws, principles of common law and regulations are in effect on the date hereof and, at Closing, as are in effect on the Closing Date; Hazardous Substance means any Hazardous Substance, Oil, Pollutant or Contaminant, as those terms are defined in 40 C.F.R. 300.5, as such section is in effect on the date hereof, natural gas (including liquefied natural gas, syn-
thetic gas of pipeline quality and mixtures of natural and syn-
thetic gas), or any pollutant or contaminant found to present an imminent and substantial danger to public health or welfare by a Governmental Authority and any other substance that is defined or regulated under any Environmental Law as a hazardous or toxic sub-stance, a hazardous waste or toxic waste, or a hazardous constitu ent of such substance or waste.
       (b) To Seller s knowledge, (i) each Subsidiary has operated and is operating its business (an Overseas Business) in compli-
ance in all material respects with all applicable environmental, health and safety statutes or regulations as such statutes or regulations are in effect on the date hereof; and (ii) there are no claims, enforcement proceedings, clean-up orders, citizen suits or other actions instituted by private parties, employees or Govern-mental Authorities arising out of the conduct or the operations of any Overseas Business in connection with any applicable environmen tal, health or safety statutes or regulations as such statutes or regulations are in effect on the date hereof.
       4.13.   Financial Statements.  The audited consolidated
balance sheets and the audited consolidated statements of opera-
tions and cash flows for the Parent as of and for the years ended December 31, 1996 and 1995 (collectively, the Financial State-
ments), and the unaudited consolidated balance sheet of the Parent as of March 31, 1997 and unaudited consolidated statement of operations and cash flows of Parent for the three month period then ended (collectively, the First Quarter Financials), copies of which have been delivered to Buyer, have been prepared in accor-
dance with generally accepted accounting principles consistently applied and present fairly the consolidated financial positions of Parent as of the dates indicated, and the consolidated related results of operations and cash flows of Parent, for the periods indicated, subject, in the case of the First Quarter Financials, to normal year end adjustments. The Financial Statements and the First Quarter Financials are in accordance with the books and records of Parent, Seller and the Subsidiaries and such books and records in reasonable detail accurately and fairly reflect the financial transactions of Parent, Seller and the Subsidiaries.
       4.14.   No Undisclosed Liabilities.  Except as set forth on
Schedule 4.14 hereto, as of the date of this Agreement there are no material liabilities of the Life Fitness Group which relate to the Assets (or the assets of the Subsidiaries) or the Business which are not shown on the Financial Statements or the notes thereto or disclosed in a Schedule hereto, in the First Quarter Financials or elsewhere herein or in any document referred to in a Schedule hereto, or which have not been incurred in the ordinary course of business since December 31, 1996.
       4.15. Taxes. Except as set forth on Schedule 4.15 hereto, none of the members of the Life Fitness Group is currently being or has ever been audited by any taxing authority with respect to Taxes
(as defined below).   Taxes  shall mean all taxes, charges, fees,
levies or other assessments, including, without limitation, income, excise, property, sales, gross receipts, employment and franchise taxes imposed on the members of the Life Fitness Group by the
United States, or by any state, county, local or foreign govern-
ment, or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto. Except for Taxes which are not delinquent as of the Closing Date or which can be paid without material penalty or which are set forth on Schedule 4.15 hereto and, are being contested in good faith by appropriate proceedings and which in each case if resolved adversely would not result in the imposition of a material liability, each member of the Life Fitness Group has timely filed all applicable tax returns and has paid, and where necessary collected or withheld and remit-
ted to, the proper Governmental Authority all Taxes related to taxable periods or portions thereof ending prior to or on the
Closing Date that may result in a lien or other encumbrance on the Assets or the assets of the Subsidiaries. Except as set forth on
Schedule 4.15, none of the Assets are tax-exempt bond financed property within the meaning of Section 168 of the Code. Seller is properly characterized as a partnership for federal and applicable state and local tax purposes and not as an association taxable as a corporation. Each of the Subsidiaries is properly characterized as a corporation for federal income tax purposes.  Except as set forth on Schedule 4.15, neither Seller nor any of its Affiliates has made an election or otherwise treated any of the Subsidiaries in a manner which is inconsistent with such treatment.  Except as set forth on Schedule 4.15, no member of the Life Fitness Group has agreed to any extensions of time for filing any return with respect to any Taxes, or to an extension of time which any Tax can be claimed, to a date later than the date hereof. The tax accruals reflected on the 1996 Balance Sheet and on the balance sheet included in the First Quarter Financials are in an amount which would be sufficient to pay the unpaid taxes of Seller and the Subsidiaries to which such accruals relate, except for such defi-ciencies which in the aggregate would not be material. Except for the liability of Seller for the Taxes of Seller's partners re-
flected in the Financial Statements, the First Quarter Financials,
or the notes to either of them, as adjusted for operations and transactions through the Closing Date, no member of the Life
Fitness Group is liable for the Taxes of any Person other than the members of the Life Fitness Group.
       4.16. No Material Adverse Change. Since December 31, 1996, there has been no adverse change in the assets, properties, busi-
ness or financial condition of the Life Fitness Group or the
Business that would constitute a Material Adverse Effect, except as set forth in the First Quarter Financials or as disclosed on
Schedule 4.16 hereto.
       4.17. Material Contracts. Schedule 4.17 hereto contains a list of the following contracts, in effect as of the date hereof, of the Life Fitness Group:
       (a) all commitments and agreements for the purchase of any equipment, materials or supplies that involve an expenditure by any member of the Life Fitness Group of more than $250,000 for any one contract;
       (b) all leases and other rental agreements under which any member of the Life Fitness Group is either lessor or lessee that require annual payments or provide for annual receipts of $250,000 or more;
       (c) all agreements with customers that involve a payment to any member of the Life Fitness Group of more than $250,000 for any one contract;
       (d) contracts for the employment or compensation of any employee of any member of the Life Fitness Group individually in excess of $150,000 per year or which contain a provision relating to a change of control of Seller or any Subsidiary;
       (e) any partnership or joint venture contract or arrangement or any other agreement involving a sharing of profits which in each case, has a material effect on the Business; and
       (f) any material contract with a sales representative, manufacturer s representative, distributor, dealer, broker, sales agent, advertising agency or other Person (excepting employees of any member of the Life Fitness Group) engaged in sales, distribu-
tion or promotional activities;
       (g) any contract pursuant to which the geographical area in which Seller or any Subsidiary may conduct business or the type or scope of business which may be conducted by Seller or any Subsid-
iary is restricted;
       (h) any power of attorney or agency agreement (other than of the type described in clause (f) of this Section 4.17, without regard to the materiality thereof) with any Person (excepting employees of any member of the Life Fitness Group) pursuant to which such Person is granted the authority to act, in any material respect, for or on behalf of Seller or any Subsidiary, or Seller or any Subsidiary is granted the authority to act, in any material respect, for or on behalf of any other Person;
       (i)  all contracts between any member of the Life Fitness
Group and any of their Affiliates;
       (j)  any tax sharing agreement or tax assumption agreement;
and
       (k) all other leases, commitments, agreements and instruments (including, but not limited to, mortgages, indentures and other agreements and instruments relating to indebtedness for borrowed money or guarantees or undertakings to answer for the debts or defaults of another, but excluding purchase orders and sales orders in the ordinary course of business not otherwise referred to herein), that individually are material to the Business or involve an anticipated receipt or expenditure of $50,000 or more, to which any member of the Life Fitness Group is a party or by which any of their respective properties are bound that are not otherwise disclosed in this Agreement or on any Schedule hereto.
       Seller has made available to Buyer copies of all written contracts set forth on Schedule 4.17 hereto. All of the material contracts set forth on Schedule 4.17 hereto are in full force and effect and none of the members of the Life Fitness Group is in material default under any of them and, to the knowledge of Seller, no other party to any such contract is in material default there-
under.
       4.18. Compliance with Laws; Permits. The Life Fitness Group is in compliance in all material respects with Applicable Laws.
Schedule 4.18 hereto identifies all material licenses, permits, orders or approvals of all Governmental Authorities held by or in effect with respect to the Life Fitness Group (collectively, the Permits) and the Permits constitute all licenses, permits, orders or approvals of all Governmental Authorities required to be held by or in effect with respect to the Life Fitness Group for the conduct of the Business, except such the absence of which could not reason-ably be expected to result in a material liability or a material impairment of the Business. Except as set forth in Schedule 4.18 hereto, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or any other Person not a party to this Agreement is required on the part of the Life Fitness Group to transfer to Buyer any material Permit listed on Schedule 4.18 hereto.
       4.19. Insurance. Schedule 4.19 sets forth a list of all policies or binders of insurance held by or on behalf of the Life Fitness Group (specifying the insurer, the policy number or cover ing note number with respect to binders, and describing each pending claim thereunder of more than $100,000). The Life Fitness Group is not in default in any material respect under any policy or binder listed on Schedule 4.19. The Life Fitness Group has not received a notice of cancellation or non-renewal of any such policy or binder.  No member of the Life Fitness Group has been refused any insurance with respect to the Assets or the Business.
       4.20.   Certain Employees.  Schedule 4.20 sets forth the
names, title or job descriptions, and total compensation of each individual consultant or employee of the Life Fitness Group whose annual rate of compensation for 1996 (including bonuses and commis-sions) exceeded $150,000. Except as set forth on Schedule 4.20, during the six months prior to the date hereof each of the employ-
ees listed thereon has devoted his principal time and efforts to the Business.  The salaries and bonuses of all officers and employ ees of the Life Fitness Group are paid by the Life Fitness Group.
       4.21. Assets Complete. Except as set forth on Schedule 4.21 hereto, the Warranted Assets constitute the assets and properties necessary to the operation of the Business as currently conducted.
       4.22. Products Liability Experience. Schedule 4.22 hereto sets forth, to Seller s knowledge, a true and complete list, in all material respects, of all Products Liability Claims relating to damage or injury to person or property to which the Life Fitness
Group has been a party, or to which the Business has been subject, since January 1, 1995.
       4.23. Liens and Encumbrances. Except as specifically provided in Sections 4.8, 4.9, and 4.10 hereof or as set forth on
Schedule 4.23 hereto, the members of the Life Fitness Group have good title to, or valid and subsisting rights in all of the War-ranted Assets, free and clear of any lien or other encumbrance, other than (a) imperfections of title, if any, that do not materi-ally detract from the value of the property subject thereto, or materially interfere with the manner in which it is currently being used in the Business, or materially impair the operations of the Business, and (b) liens relating to taxes and general or special assessments which are not delinquent or which can be paid without material penalty or which are being contested in good faith by appropriate proceedings and which if resolved adversely could not reasonably be expected to result in the imposition of a material liability.
       4.24.   Capital Stock.
       (a) The total number of shares comprising the issued share capital of each Subsidiary, and the classes and par values (if applicable) thereof, which each Subsidiary is authorized to issue
(if applicable), and the number of such shares which are issued and outstanding are as set forth in Schedule 4.24. Except as set forth on Schedule 4.24, Seller owns all of the issued and outstanding shares in the share capital of each Share Subsidiary.  The Shares have been duly and validly issued and are fully paid and nonassess-
able.
       (b) LF Belgium owns all of the issued and outstanding shares in the share capital of each of Life Fitness Benelux N.V., a
Belgian corporation and Life Med B.V.B.A., a Belgian corporation;
such shares have been duly and validly issued and are fully paid and nonassessable.  LF Germany owns all of the issued and outstand ing shares in the share capital of Life Fitness Vertriebs GmbH, an Austrian corporation; such shares have been duly and validly issued and are fully paid and nonassessable. LF Holland owns all of the issued and outstanding shares in the share capital of LF Italy not owned by Seller; such shares have been duly and validly issued and are fully paid and nonassessable.
       (c) There are not outstanding any (i) securities of any Subsidiary convertible into or exchangeable for any shares in the share capital of such Subsidiary or other securities of such Subsidiary or (ii) subscriptions, options, warrants or other rights entitling any third party to acquire from any Subsidiary any shares in the share capital of such Subsidiary or other securities of such
Subsidiary.
       4.25. Inventory. The inventory of the Life Fitness Group consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods. Such finished goods are merchantable and are not slow-moving or obsolete, subject to the reserve for inventory write down reflected in the balance sheet included in the First Quarter Financials, as adjusted for opera tions and transactions through the Closing Date in accordance with the past custom and practice of the Life Fitness Group. Except for items of inventory which are at any time (a) in transit, (b) held for the benefit of one or more members of the Life Fitness Group in bonded warehouses or (c) located at show rooms or otherwise located off premises which, in the case of clause (c) are in the aggregate immaterial in amount, all inventories of the Life Fitness Group are located at the real properties owned or leased by the Life Fitness Group.
       4.26. Receivables. All notes and accounts receivable of the Life Fitness Group are valid receivables subject to no setoffs or counterclaims, subject to the reserve for bad debts reflected in the balance sheet included in the First Quarter Financials as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Life Fitness
Group.
       4.27. Product Warranty. Substantially all of the products manufactured, sold, leased, and delivered by the Life Fitness Group have conformed in all material respects with all applicable con-tractual commitments and all express and implied warranties, and the Life Fitness Group does not have any material liability for replacement or repair thereof or other damages in connection therewith, subject to the reserve for product warranty claims reflected in the balance sheet included in the First Quarter Financials as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Life Fitness Group. Substantially all of the products manufac-
tured, sold, leased, and delivered by the Life Fitness Group are subject to standard terms and conditions of sale or lease. Sched-
ule 4.27 hereto includes copies of the standard terms and condi-
tions of sale or lease for each of the members of the Life Fitness Group (containing applicable guaranty, warranty, and indemnity provisions).
5. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing Date (such representations and warranties being remade on the Closing Date), as follows:
       5.1. Buyer's Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and author ity to enter into and perform its obligations under this Agreement and the Escrow Agreement.
       5.2. Authorization of Agreement. The execution, delivery and performance of this Agreement and the Escrow Agreement have been duly authorized and approved by all necessary action on the part of Buyer, and this Agreement and the Escrow Agreement have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to general principles of equity.
       5.3. Restrictions; Consents. The execution, delivery and performance of this Agreement and the Escrow Agreement by Buyer will not (a) violate or conflict with the certificate of incorpora-tion or by-laws of Buyer; (b) violate or conflict with, or result in the breach or termination of, or constitute a default under, or permit the cancellation of by any other party to any lease, agree ment, commitment or other instrument, or any order, judgment or decree, to which Buyer is a party or by which it or its properties are bound, except for any conflicts, breaches, terminations, defaults or cancellations that could not reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement (a Buyer Material Adverse Effect); or (c) constitute a violation by Buyer of any law or regulation applicable to Buyer, except for any violation as could not reasonably be expected to have a Buyer Material Adverse Effect.
No consent, approval or authorization of, or designation, declara-tion or filing with, any Governmental Authority is required or will be required on the part of Buyer in connection with the execution, delivery and performance of this Agreement or the Escrow Agreement except for those as may be required under applicable securities laws or under the HSR Act or as required by applicable Governmental Authorities having jurisdiction over the Subsidiaries.
       5.4. Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to the best of Buyer's knowledge, threatened against Buyer that question the validity of this Agreement or the Escrow Agreement, or any action taken or to be taken by Buyer in connection with this Agreement or the Escrow Agreement have, or that, if adversely determined, could reasonably be expected to have a Buyer Material Adverse Effect.
6.     Further Agreements of the Parties.
       6.1. Access to Information. Prior to the date hereof, Buyer has made such investigation of the Business as Buyer has desired and Seller has given, and prior to the Closing shall give, to Buyer and its counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Closing to the properties, books, commitments, agreements, records, files and personnel of the Life Fitness Group and Seller has furnished, and prior to the Closing will furnish, to Buyer during that period, copies of all documents and information con-cerning the business and affairs of the Business as Buyer has requested or may reasonably request. Buyer shall hold, and cause its counsel, accountants and other agents and representatives to hold, all such information and documents in accordance with and subject to the terms of the Confidentiality Agreement.
       6.2. Conduct of the Business Pending the Closing. Until the Closing, except as otherwise permitted in Schedule 6.2 hereto, or except with the consent of Buyer, Seller shall comply with the provisions set forth below in connection with the Business:
       (a) other than for actions as may be contemplated by the Cash Transfer, the Business shall be operated in the ordinary course consistent with past practice and none of the members of the Life Fitness Group shall incur or pay any obligation or liability other than in the ordinary course consistent with past practice;
       (b) Seller shall use all its reasonable efforts to maintain and preserve the organization of the Business intact, to retain the present employees of the Life Fitness Group so that they will be available to Buyer after the Closing (provided, however, that nothing herein shall modify the rights of Seller with respect to the discipline or termination of employees employed by the Life Fitness Group) and to maintain the relationships of the Life
Fitness Group with customers, suppliers and others with the view that those relationships be preserved after the Closing;
       (c)  Seller shall use all its reasonable efforts to maintain in full force and effect all insurance policies of the Life Fitness Group currently in force, consistent with past practices;
       (d) Seller shall maintain the Assets, and shall cause the Subsidiaries to maintain their assets, in accordance with their past practice, reasonable wear and use excepted;
       (e) other than for actions as may be contemplated by the Cash Transfer, Seller shall not, and shall not permit any Subsidiary to, undertake any of the actions specified in Section 4.11 hereof; and
       (f) Seller shall not modify or terminate, or permit any Subsidiary to modify or terminate, any agreement with respect to any Domestic Real Property Lease or Overseas Real Property Lease.
       6.3. Notice of Material Adverse Changes. Seller shall promptly advise Buyer of any material adverse change in the business, operations, results of operations, condition (financial or other wise), properties (including intangible properties) assets (includ-ing intangible assets) or liabilities of Seller or any Subsidiary. Each party to this Agreement shall promptly notify the other party hereto of any event that could reasonably be expected to impair such party's ability to perform its obligations under this Agree-
ment or the Escrow Agreement.
       6.4. Litigation. Seller shall promptly notify Buyer of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against any member of the
Life Fitness Group or against any officer, director, partner, employee, consultant, agent or shareholder of any such member with respect to this Agreement or the Escrow Agreement or the Business.
       6.5. Continued Effectiveness of Representations and Warran-ties. From the date hereof through the Closing Date, Seller shall use all its reasonable efforts to conduct the Business in such a manner so that the representations and warranties contained in
Article 4 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and Buyer shall use all its reasonable efforts to conduct its business in a manner so that the representations and warranties contained in
Article 5 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.
       6.6. Expenses. Except as otherwise specifically provided in this Agreement or in the Escrow Agreement, Buyer and Seller shall bear their own respective expenses incurred in connection with this Agreement or the Escrow Agreement and in connection with all obligations required to be performed by each of them under this Agreement and the Escrow Agreement.
       6.7. Publicity. Neither Buyer nor Seller nor any of their respective subsidiaries or Affiliates, shall make any public announcement or issue any press release of any kind concerning the transactions contemplated by this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as may be required by Applicable
Law, in which case the party making such announcement or release shall use all its reasonable efforts to permit the other party to review and comment upon such announcement or release in advance.
       6.8. Preservation of Records.
       (a) Buyer agrees that it shall preserve and keep the records with respect to the Business acquired pursuant to this Agreement for a period of five (5) years from the Closing, or for any longer period as may be required by any Governmental Authority or ongoing audit, administrative proceeding or litigation. Buyer further agrees that it shall make such records and personnel available to Seller as may be reasonably required by Seller in connection with, among other things, the filing of any tax return or report by, or any insurance claims by, legal proceedings against or governmental investigations (including tax audits) of, Seller or its Affiliates, provided, however, that Seller shall promptly reimburse Buyer for any reasonable out-of-pocket expenses incurred by Buyer in making such records and personnel available.  In the event that Buyer wishes to destroy such records after that time, it shall first give
90 days prior written notice to Seller and Seller shall have the right, at its option and expense, upon prior written notice given within that 90-day period, to take possession of the records within
90 days after the date of such notice.
       (b) Seller agrees that it shall preserve and keep the records with respect to the Business retained by Seller pursuant to Section 1.2(c) for a period of five (5) years from the Closing, or for any longer period as may be required by any Governmental Authority or ongoing audit, administrative proceeding or litigation. Seller further agrees that it shall make such records available to Buyer as may be reasonably required by Buyer in connection with, among other things, the filing of any tax return or report by, or any insurance claims by, legal proceedings against or governmental investigations (including tax audits) of, Buyer or its Affiliates, provided, however, that Buyer shall promptly reimburse Seller for any reasonable out-of-pocket expenses incurred by Seller in making such records available. In the event that Seller wishes to destroy such records after that time, it shall first give 90 days prior written notice to Buyer and Buyer shall have the right, at its option and expense, upon prior written notice given within that 90-day period, to take possession of the records within 90 days after the date of such notice.
       6.9. W-2 Matters. Buyer hereby undertakes and agrees on behalf of Seller, at Buyer's expense, to furnish a Form W-2 to each employee of the Business who has been employed by Seller disclosing all wages and other compensation paid by Seller for the period ending on the Closing Date and the taxes withheld thereon.
       6.10.   Employment Matters.
       (a)  General.
            (i) Buyer shall grant to Transferred Employees (as hereafter defined), to the extent theretofore granted by the Life Fitness Group, credit for service prior to the Closing Date with the Business for all purposes (including, without limitation, for purposes of eligibility, vesting and benefit accrual) under any and all employee benefit plans maintained by Buyer or any member of its controlled group as defined
       under Section 4001 of ERISA ( Controlled Group ). The term Transferred Employees shall mean Employees, as hereafter defined, of the Business in the United States immediately prior to the Closing and who become employees of Buyer as of the Closing. Effective as of the Closing, Buyer will use its reasonable best efforts to adopt, assume sponsorship of and continue each Business Benefit Plan (other than any defined benefit plan, retiree benefit plan, retiree health plan or option or other plan providing for an ownership interest) as in effect immediately prior to the Closing. To the extent that, after using its reasonable best efforts, Buyer is unable to adopt, assume sponsorship of or continue any such Business Benefit Plan, Buyer shall establish plans which, as of the Closing Date, provide Transferred Employees with benefits that, as of the Closing Date and in the aggregate (taking into account benefits provided under the Business Benefit Plans assumed by Buyer pursuant to the foregoing provisions of this paragraph), are substantially comparable in all material respects to the benefits that were provided to such Trans-ferred Employees under the Business Benefit Plans (other than any defined benefit plan, retiree health plan or option or other plan providing for an ownership interest) immediately prior to the Closing.
            (ii) The term Employees shall mean all active em-ployees of the Business including employees (A) on vacation or
       (B) on a leave of absence, sick leave or short term disability who are expected to return to active employment with the Business within six (6) months and the term Employee shall mean any of the Employees. Set forth on Schedule 6.10(a) hereto is a complete list of all Employees on sick leave or receiving disability benefits.
       (b) Employee Benefit Plans. If the employment of an Employee employed by Buyer is terminated by the Buyer on or after the
Closing Date, Buyer shall provide such Employee with the health and medical and plan coverage (if any) required to be provided to such Employee by COBRA.
       (c) Employees of the Life Fitness Group. Effective on the Closing Date, Buyer shall offer to each person who is an Employee on such date, employment in substantially the same capacity and on terms and conditions of employment that are reasonably comparable in the aggregate to those on which the Employee had been employed immediately prior to the Closing Date, and at substantially the same annual salary or compensation arrangement (including employee benefits that are reasonably comparable in the aggregate) as received by the Employee prior to the Closing Date; provided, however, that (i) with respect to Employees covered by the collec-tive bargaining agreement referred to on Schedule 4.6 hereto (Bargaining Unit Employees), Buyer shall assume the collective bargaining agreement and shall offer employment to each Bargaining Unit Employee upon the same terms and conditions of employment as those on which such employee had been employed prior to the Closing Date, (ii) nothing herein shall change at-will relationships to any other type of relationship, and (iii) Buyer shall have no obliga-
tion to maintain any defined benefit except as provided in (i) of this Section 6.10(c) and Section 6.10(d) or retiree health plan or option or other plan providing for an ownership interest.
       (d) Multi-employer Pension Plan. As of the Closing Date, Buyer shall make contributions to the multi-employer plan covering the Bargaining Unit Employees, in accordance with the collective bargaining agreement applicable to the Bargaining Unit Employees.
       (e) Employee Benefit Indemnity. Buyer shall, and shall cause each member of its Controlled Group to, indemnify and hold Seller and its Affiliates harmless for any liability, loss, damage or expense Seller or its Affiliates may incur as a result of: (i) (A)
any claim made by any Transferred Employee incurred on or after Closing Date, with respect to any employee benefit plan or benefit arrangement maintained, or contributed to, by Buyer and relating to service with the Business after the Closing, and (B) Assumed Liabilities relating to employee benefits, including severance and any claim arising out of Buyer s failure to offer employment to the Employees to the extent required by Section 6.10(c) hereof or assume the collective bargaining agreement in accordance with the provisions of Section 6.10(c) hereof and (ii) any claim relating to the Worker Adjustment and Retraining Notification Act or any state or local plant-closing law relating to the Business and based in whole or in part on actions taken by Buyer on or after the Closing Date; provided, however, that Seller s representation contained in
Section 4.6 hereof shall be accurate and that Seller shall have complied with its agreements in Section 6.2(b) hereof.
       (f) Third Party Claims. Nothing in this Section 6.10 is intended as, nor shall be construed to, confer upon any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies by reason of this Section 6.10.
       (g)  German Employees.
            (i) The term German Employees shall mean all current employees, former employees and retired employees of the Business located in Germany and the term German Employee shall mean any of the German Employees. Set forth in Schedule 6.10(g) hereto is a complete list of all German Employees currently employed in the Business in Germany.
            (ii) Without limiting the effect of Sections 1.5, 1.6 or the other provisions of this Section 6.10 (other than this
       Section 6.10(g)(ii)), Seller and Buyer acknowledge that German Employees currently employed are subject to the mandatory rules of 613a of the German Civil Code.
       6.11.  Title and Survey.
       (a) Delivery of Title Commitment and Survey. Seller shall cause to be prepared and delivered to Buyer within 10 business days after the date of this Agreement: (i) a current effective commit ment for title insurance (the Title Commitment) issued by Chicago Title Insurance Company (the Title Company), in the amount of the fair market value of the Domestic Owned Real Property (as reason-
ably determined by Buyer) with Buyer as the proposed insured, and accompanied by true, complete, and reasonably legible copies of all documents referred to in the Title Commitment; and (ii) Seller's existing ALTA-ACSM Land Title Survey(s) of the Domestic Owned Real Property, redated to a date subsequent to the date hereof, revised, if necessary, to include Table A items 2, 3, 4, 7(a), 7(b)1, 8, 9,
10, 11 and 13, provided, however, that such revisions shall not be required if the inclusion thereof would substantially delay the preparation of the redated survey or the cost thereof, and certi-
fied to Buyer and the Title Company (the Survey).
       (b) Title Review and Cure. Buyer shall review title to the Domestic Owned Real Property as disclosed by the Title Commitment and Survey. Within 15 days of the delivery of the Title Commitment and Survey (the Title Review Period ), Buyer shall deliver to
Seller a statement of any defects, encumbrances or objections to title (a Statement of Title Defects). Seller will reasonably cooperate with Buyer in curing Buyer's objections, but Seller shall not be obligated to cure any such objections except liens and security interests created by, through or under Seller, all of which liens and security interests Seller shall cause to be re-
leased at Closing. Within 15 days of its receipt of Buyer's State-ment of Title Defects, the parties shall memorialize in writing those objections which Seller is obligated to cure, as aforesaid, or has elected to cure at the Closing, and together with the Title Company cause a revised Title Commitment to be issued. The term Permitted Title Exceptions means all those exceptions shown on the Title Commitment and the Survey other than those exceptions which Seller has elected to cure in writing prior to the expiration of the above described 30 day period. If there shall remain at the Closing Date a defect or exception to title other than a Permitted Title Exception, or, if after the parties memorialize the Permitted Title Exceptions, the Title Company revises the Title Commitment, or the surveyor revises the Survey to add or modify exceptions, or to add or modify the conditions to obtaining any endorsement requested by Buyer prior to the expiration of the Title Review
Period, then, if in Buyer s reasonable judgment such revisions materially affect the value of the Domestic Owned Real Property,
Buyer may terminate this Agreement if provision for their removal or modification satisfactory to Buyer is not made.  Buyer shall have been deemed to have approved any title exception that Seller is not obligated to remove and to which either Buyer did not object as provided above, or to which Buyer did object, but with respect to which Buyer did not terminate this Agreement.
       (c) Delivery of Title Policy at Closing. As a condition to Buyer s obligation to close, the Title Company shall deliver to
Buyer at Closing an ALTA Owner s Policy (or Policies) (Revised 10-17-70 and 10-17-84) of title insurance, with extended coverage
(i.e., with ALTA General Exceptions 1 through 5 deleted), issued by the Title Company as of the date and time of the recording of the Deed(s), in the respective amounts of the fair market value of the parcels and improvements constituting the Domestic Owned Real
Property (as reasonably determined by Buyer), containing the
Buyer s Endorsements, insuring Buyer as owner of good, marketable and indefeasible fee simple title to the Domestic Owned Real
Property, and subject only to the Permitted Title Exceptions and such other title exceptions, if any, as Buyer shall have been deemed to have approved pursuant to the last sentence of Section
6.11(b) of this Agreement (the Title Policy).   Buyer's Endorse-
ments shall mean: (i) owner s comprehensive; (ii) access; (iii) survey (accuracy of survey); (iv) location (survey legal matches title legal); (v) separate tax lot; (vi) legal lot;  (vii) zoning
3.1, excluding parking and loading docks; and (viii) such other endorsements as Buyer may reasonably require during the Title
Review Period based on Buyer s review of the Title Commitment and Survey, provided, however, that the addition of such other endorse-ments shall not unduly delay the Closing. Seller shall execute at Closing an ALTA Statement (Owner s Affidavit) and any other docu-ments or agreements reasonably required by the Title Company to issue the Title Policy in accordance with the provisions of this Agreement. Seller shall also provide the Title Company with a gap undertaking to enable the Title Company to issue the Title Policy in the form required without exception for any item recorded between the last date down of title approved by Buyer and the date the Deed is recorded.
       (d) Title and Survey Costs. Seller shall pay for the cost of the Survey and the premium for the Title Policy. Buyer shall pay the premium for Buyer's Endorsements and the cost of any Lender' s title policy.
       6.12. Casualty Event. The provisions of this Section 6.12 shall apply in the event (Casualty Event) of (a) any fire, casualty or other destruction of the assets of the Life Fitness
Group which in any material respect prevents the normal and usual conduct of the Business or materially impairs the value of the Business or (b) any other physical damage or destruction of the assets of the Life Fitness Group which would result in the non-occurrence of a condition precedent contained in Section 7.1 hereof to Buyer s obligation to consummate this Agreement. If a Casualty Event shall occur and Seller, after exercise of its best efforts, has not remedied the Casualty Event as of the Closing Date so as to restore in all material respects the normal and usual conduct of the Business or fulfill such condition precedent to Buyer's obliga-tion to consummate the Agreement, Seller shall be entitled to one or more reasonable extensions to a date no later than the Termina-tion Date. In the event that Seller has not remedied the Casualty Event by the end of the applicable extension period, or if the
Closing Date is not so extended, Buyer may elect to either termi-
nate this Agreement or proceed to close this Agreement on the
Closing Date.  In the event that Buyer elects to proceed to close this Agreement on the Closing Date, Seller shall, as Buyer's sole and exclusive remedy for the Casualty Event, pay or assign to Buyer the proceeds from any insurance policies covering the assets subject to the Casualty Event to the extent such proceeds are received by Seller and have not been used in or committed to the restoration or replacement of such assets subject to the Casualty Event as of the Closing Date.
       6.13. Illinois Responsible Property Transfer Act. Promptly after the execution of this Agreement (but in no event later then five business days thereafter) Seller shall furnish to Buyer an affidavit of Craig Jenks, Director of Manufacturer Services of
Seller (or of another knowledgeable employee of Seller, acceptable to Buyer), in form an substance reasonably satisfactory to Buyer establishing that the consummation of the transactions contemplated by this Agreement does not require the filing of a Disclosure
Document pursuant to the provisions of the Illinois Responsible Property Transfer Act of 1988, as amended, Ill. Rev. Stat. ch. 30, para. 901 et seq. ( IRPTA ). In the event Seller shall fail to deliver to Buyer the affidavit described in the immediately preced ing sentence within five business days following the execution of this Agreement, or if Buyer shall reject such affidavit by notice to given to Seller no later than three business days following receipt thereof, then Seller shall promptly (but in any event prior to the Closing Date) comply with IRPTA, as if applicable to the transfer of ownership of any real property pursuant to this Agree ment and shall deliver to Buyer true and complete copies of all documents which Seller would be required to deliver pursuant to
IRPTA.  Seller shall bear all costs relating to compliance with
IRPTA which are (or which are deemed hereunder to be) applicable to the transfer of ownership of any real property pursuant to this Agreement.
       6.14.   Certificates of Resale.  Buyer shall furnish to
Seller, certificates of resale dated as of the Closing Date with respect to inventory as to the extent required by California,
Illinois or any other applicable state taxing authority (the Certificates of Resale) and Seller shall promptly file such Certificates of Resale with the California, Illinois or any other applicable state taxing authority.
       6.15.   Further Actions.
       (a) Seller and Buyer agree to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.
       (b)  Seller and Buyer will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by either of them, respectively, pursuant to Applicable Law in connec-tion with this Agreement, and the consummation of the transactions contemplated hereby, including, but not limited to, filings pursu-
ant to the HSR Act and pursuant to similar laws and regulations pertaining to the Subsidiaries and in obtaining any necessary consents or approvals of Governmental Authorities pursuant thereto.
In connection with the transactions contemplated by this Agreement:
(i) Buyer will pay all fees in respect of the filing of all notifi-cations and information required to be filed or supplied pursuant to the HSR Act, and (ii) all fees in respect of any filing of notifications and information required to be filed or supplied pursuant to similar laws of other jurisdictions shall be payable by the party designated in the applicable law.
       (c) Each of Seller and Buyer will, and will cause each of its Affiliates to, coordinate and cooperate with the other in exchanging such information and supplying such assistance as may be reasonably requested by the other in connection with the filings and other actions contemplated by Section 6.15(b).
       (d) Seller will, as promptly as practicable, cause and continue to cause to be terminated or removed from public filing offices all lien perfection instruments pertaining to indebtedness of Seller or the Subsidiaries previously discharged.
       (e) Each of Seller and Buyer will coordinate and cooperate with the other in obtaining, as promptly as practicable, consents necessary to assign, effective as of the Closing Date, the policies of insurance referred to in Schedule 7.1(f) hereto.
       (f) Each of Seller and Buyer will coordinate and cooperate with the other in obtaining, as promptly as practicable, a nova-
tion, effective as of the Closing Date, with respect to that certain G.S.A. Contract GS07F-9380G, effective January 1, 1997 between Seller and G.S.A.
       6.16. Name Change. Within 5 Business Days after the Closing, Seller shall take, and shall cause the Parent to take, all such partnership action as is necessary to effect the change of their respective partnership names to any name that does not contain the phrase Life Fitness or any variant thereof, and shall promptly deliver to Buyer evidence of the filing in all appropriate jurisdictions of such certificates as shall be necessary to effect such name change of record. In connection with enabling Buyer, at or as soon as practicable after the Closing Date, to use Life
Fitness or any variant thereof in the corporate name of one or more subsidiaries, Seller will, and will cause the Parent to, execute and deliver to Buyer at the Closing consents to the use of the Life Fitness name and any variant thereof.
       6.17.   Cash Transfer.  From and after the Closing, Buyer
will, subject to Buyer s exercise of the option accorded Buyer pursuant to Section 10.16 of this Agreement, use all reasonable efforts to assist Seller and its representatives, and will provide Seller and its representatives reasonable access to the properties and records pertaining to the Business as necessary for the purpose of enabling Seller (a) to locate, identify, collect and otherwise reduce to Seller s control or possession, all Cash items of Seller, as of the Closing Date (including items or transfers subject to deposit, clearance, collection or advice of receipt or availabil-
ity) and (b) otherwise fully to complete the Cash Transfer after the Closing Date to the extent Seller was unable to or did not complete the same prior to or at the Closing. All portions of the Cash Transfer with respect to the Subsidiaries shall be completed by the Closing Date.
       6.18 Transfer of Other Shares.  Seller shall, at the Closing or any Delayed Closing, cause each Person other than Seller owning of record any shares of outstanding capital stock of any Share Subsidiary to transfer such shares to Buyer without additional consideration therefor.
7.     Conditions to Closing.
       7.1. Conditions Precedent to Obligations of Buyer. The obligations of Buyer to consummate the purchase under this Agree-
ment are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Buyer):
       (a)  the representations and warranties of Seller set forth in
Section 4 of this Agreement in the aggregate shall be true and correct in all material respects at the time of the Closing with the same effect as though those representations and warranties had been made at and as of that time, provided however, that for purposes of this Section 7.1(a) the truth and correctness of any particular representation and warranty of Seller set forth in
Section 4 of this Agreement shall be determined without regard to any limitation or qualification as to materiality (other than limitations or qualifications stated by reference to a specific monetary amount) set forth in such representation or warranty;
       (b) Seller shall have performed and complied in all material respects with all obligations and covenants required by this
Agreement to be performed or complied with by Seller prior to or at the Closing;
       (c) Buyer shall have been furnished with a certificate (dated the Closing Date and in form and substance reasonably satisfactory to Buyer) executed by a duly authorized officer of each partner of Seller in his or her respective representative capacities, and not individually, certifying to the fulfillment of the conditions specified in Sections 7.1(a) and 7.1(b) hereof, except to the extent such conditions have been waived by Buyer hereunder in writing;
       (d) Buyer shall have been furnished with opinions of (i) Jacobs Persinger & Parker, counsel to Seller, in substantially the form of Exhibit 7.1(d)(i) hereto, and (ii) Freeborn & Peters, special counsel to Seller, in substantially the form of Exhibit
7.1(d)(ii) hereto;
       (e) Buyer shall have been furnished with the affidavit of Seller required by Section 1445(b)(2) of the Code;
       (f) Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that (i) the consents to assignment of the Contracts referred to on Schedule 7.1(f) hereto have been obtained, and (ii) such other licenses, permits, consents, waivers, approvals, authorizations, qualifications and orders of Governmen-
tal Authorities and parties to contracts, licenses and other agreements with members of the Life Fitness Group have been ob-tained, other than those which, if not obtained, could not reason-ably be expected to have a Material Adverse Effect;
       (g) there shall not be in effect any preliminary or permanent injunction or other order issued by a court or other governmental body or agency of competent jurisdiction directing that the trans-actions contemplated hereby not be consummated;
       (h) in respect of the notifications of Seller and Buyer pursuant to the HSR Act, the applicable waiting and review periods and any extensions thereof shall have expired or been terminated;
       (i) subject to the provisions of Section 3.2 of this Agree-ment permitting Delayed Closings, in respect of the actions re-
quired to be taken pursuant to laws and regulations similar to the
HSR Act pertaining to the Subsidiaries any applicable waiting and review period and any extensions thereof shall have expired or been terminated and any consent, approval or waiver required thereunder of any Governmental Authority shall have been obtained;
       (j) the novation, in form and substance reasonably satisfac-tory to Buyer, effective as of the Closing Date, with respect to that certain G.S.A. Contract GS07F-9380G, effective January 1, 1997 between Seller and G.S.A. shall have been obtained;
       (k) Seller and the Escrow Agent shall have executed and delivered to Buyer counterparts of the Escrow Agreement;
       (l) there shall have been no adverse change in the assets, properties, prospects, business or financial condition of the Life Fitness Group, since the date of execution hereof, that individu-
ally or in the aggregate would constitute or could reasonably be expected to have a Material Adverse Effect;
       (m) all amounts due and owing by Seller of principal, inter-est, prepayment premiums, if any, fees, charges and other expenses in respect of the Senior Notes and the Credit Agreement shall have been satisfied in full and any liens or other encumbrances on the Assets securing any of such indebtedness shall have been released or discharged to the reasonable satisfaction of Buyer;
       (n) all proceedings to be taken and all documents to be executed and delivered by Seller in connection with the consumma-
tion of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer and its counsel;
       (o) Buyer shall have entered into employment agreements with each of Augustine Nieto II, Andrew G. Maduza, Allen Fuller and
Herman Rutgers, provided, however, that this condition shall be of no force or effect as to such of the foregoing individuals to whom there is not outstanding as of the Closing Date an offer of employ-ment from Buyer on terms and conditions no less favorable to such individual than those reflected in a certain term sheet and related materials delivered by Buyer to Augustine Nieto II and accepted, in principle, by Augustine Nieto II, on or prior to the date hereof;
       (p) Buyer shall have received satisfactory evidence of the receipt by Seller of all of the certificates described in Section 7.2(j) of this Agreement;
       (q) Buyer shall have received satisfactory evidence of the termination (without continuing obligations or rights in favor of Buyer, other than the assumption of the liability accrued to the Closing Date in respect of payment obligations arising from such terminations) of (i) that certain consulting agreement dated as of November 18, 1992 between Seller and John S. Chamberlain; and (ii) that certain letter agreement dated May 13, 1991 between Parent, Seller and Mancuso & Company, as amended by letter dated March 10, 1994;
       (r) Buyer shall have received an acknowledgment from each of the individuals identified in Section 7.2(h) of this Agreement that the consummation of the transactions contemplated by this Agreement alone shall not trigger any payment obligations pursuant to such individual s contract with Seller as listed on Schedule 4.17 hereto and that Buyer s offer of employment is not violative of (i)
clauses (i) , (iii) , (iv) or (v) of the first sentence of Paragraph 5 of such individual s contract, in the case of each of such individuals other than Herman Rutgers, or (ii) clauses  (i) ,
 (iii) ,  (iv)  or  (v)  of the first sentence of Paragraph 2 of such contract, in the case of Herman Rutgers, provided, however, that this condition shall be of no force or effect as to such of the foregoing individuals to whom there is not outstanding as of the Closing Date an offer of employment from Buyer on terms and conditions which would not be violative of (i) clauses (i) ,
 (iii) ,  (iv)  or  (v)  of the first sentence of Paragraph 5 of such individual s contract, in the case of each of such individuals other than Herman Rutgers, or (ii) clauses (i) , (iii) , (iv) or
 (v) of the first sentence of Paragraph 2 of such contract, in the case of Herman Rutgers; and
       (s) Buyer shall have received the documents required to be delivered pursuant to Section 8.1 of this Agreement.
       7.2. Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the sale under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by
Seller):
       (a)  the representations and warranties of Buyer set forth in
Section 5 of this Agreement in the aggregate shall be true and correct in all material respects at the time of the Closing with the same effect as though those representations and warranties had been made at and as of that time provided however, that for pur-
poses of this Section 7.2(a) the truth and correctness of any particular representation and warranty of Buyer set forth in
Section 5 of this Agreement shall be determined without regard to any limitation or qualification as to materiality (other than limitations or qualifications stated by reference to a specific monetary amount) set forth in such representation or warranty;
       (b) Buyer shall have performed and complied in all material respects with all obligations and covenants required by this
Agreement to be performed or complied with by it prior to or at the
Closing;
       (c)  Seller shall have been furnished with a certificate
(dated the Closing Date and in form and substance reasonably satisfactory to Seller) executed by a duly authorized officer of
Buyer in his or her representative capacity, and not individually, certifying to the fulfillment of the conditions specified in
Sections 7.2(a) and 7.2(b) hereof, except to the extent such conditions have been waived by Seller hereunder in writing;
       (d)  Seller shall have been furnished with an opinion of
Mayer, Brown & Platt, counsel to Buyer, in substantially the form of Exhibit 7.2(d) hereto;
       (e)  there shall not be in effect any preliminary injunction or other order issued by a court or other governmental body or agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated;
       (f) in respect of the notifications of Seller and Buyer pursuant to the HSR Act, the applicable waiting and review periods and any extensions thereof shall have expired or been terminated;
       (g) Buyer shall have executed and delivered, to the extent necessary, to Seller the Certificates of Resale referred to in
Section 6.14 hereof;
       (h) each of Augustine Nieto II, Andrew G. Maduza, Allen Fuller, Herman Rutgers, Jeff Loebbaka Jay Megna, Dennis Pickrel,
Homer Stewart, Mary Jill Watts shall have executed and delivered to Seller a written release with respect to all liabilities and obligations pursuant to his or her individual contract with Seller as listed on Schedule 4.17 hereto or Buyer shall have executed and delivered to Seller a written assumption of liability by Buyer of each such individual contract in lieu of such release;
       (i) Seller s liabilities and obligations under or in respect of (i) the Senior Notes, (ii) the Credit Agreement, (iii) that certain Program Agreement dated August 11, 1992 between Seller and
The CIT Group/Equipment Financing, Inc. (as amended by Amendment Number 1 dated September 22, 1993, Amendment Number 2 dated Septem-ber 29, 1994 and Amendment Number 3 dated August 15, 1995), (iv)
that certain Lease Purchase and Security Agreement dated as of September 16, 1994 between Seller and Park Leasing Co., and (v)
that certain Floorplan Repurchase Agreement dated February 17, 1995 between Seller and Textron Financial Corporation shall have been terminated in full (and any outstanding letters of credit issued under or in connection with any of the foregoing shall have been canceled or returned without having been drawn upon) and Seller shall have received such instruments as it shall reasonably require to evidence such termination (and cancellation or return);
       (j)  Seller shall have received certificates in the form of
Exhibit 7.2(j) attached hereto from each of the following officers of the Life Fitness Group: Augustine Nieto II, Andrew G. Maduza, Herman Rutgers, Homer Stewart, Mary Jill Watts and David Russo;
       (k) the Parent s liabilities and obligations under or in respect of that certain Guaranty dated as of May 25, 1995 by Parent in favor of Textron Financial Corporation and each of its affili-
ates shall have been terminated in full and Seller shall have received such instruments as it shall reasonably require to evi-
dence such termination;
       (l) all proceedings to be taken and all documents to be executed and delivered by Buyer in connection with the consummation of the transactions contemplated hereby shall be reasonably satis-factory in form and substance to Seller and its counsel;
       (m) subject to the provisions of Section 3.2 of this Agree-ment permitting Delayed Closings, in respect of the actions re-
quired to be taken pursuant to laws and regulations similar to the
HSR Act pertaining to the Subsidiaries, any applicable waiting and review period and any extensions thereof shall have expired or been terminated and any consent, approval or waiver required thereunder of any Governmental Authority shall have been obtained;
       (n) Buyer and the Escrow Agent shall have executed and delivered to Seller counterparts of the Escrow Agreement; and
       (o) Seller shall have received the documents required to be delivered pursuant to Section 8.2 of this Agreement.
8.     Documents to be Delivered at the Closing.
       8.1. Documents to be Delivered by Seller.  Subject to Section
3.2 and 10.17 of this Agreement, at the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:
       (a) executed deeds, bills of sale, share purchase agreements (in form as mutually agreed to by Buyer and Seller to comport to the laws, custom and usage of the jurisdiction of organization of the Share Subsidiary to which such agreement relates), assignments of security interest, certificates of title (including for vehicles constituting Assets), assignments of lease, assignments of licenses or other documents of transfer, dated the Closing Date, transfer ring to Buyer all of Seller s right, title and interest in and to the Assets, free and clear of any lien or other encumbrance, other than (i) imperfections of title, if any, that do not materially detract from the value of the property subject thereto, or materi ally interfere with the manner in which it is currently being used in the Business, or materially impair the operations of the Busi-ness, and (ii) liens relating to taxes and general or special assessments which are not delinquent or which can be paid without material penalty or which are being contested in good faith by appropriate proceedings and which if resolved adversely could not reasonably be expected to result in the imposition of a material liability; each deed delivered in respect of the Domestic Owned
Real Property (each a Deed) shall be a Special Warranty Deed or equivalent deed in the applicable jurisdiction, in proper statutory short form for recording, so as to convey to Buyer the right, title and interest of Seller in and to the Domestic Owned Real Property, subject only to the Permitted Title Exceptions);
       (b) copies of (i) the provisions of Seller's Partnership Agreement which grant to the Management Committee of Seller the authority to act on behalf of Seller and the authority to execute, deliver and perform this Agreement on behalf of Seller, and (ii) resolutions of such Management Committee authorizing the execution, delivery and performance of this Agreement by Seller and certifi-
cate of a duly authorized officer of Seller, dated the Closing
Date, that such provisions of Seller s Partnership Agreement and such resolutions are in full force and effect;
       (c)  the certificate referred to in Section 7.1(c) hereof;
       (d)  the opinions referred to in Section 7.1(d) hereof;
       (e)  the affidavit of Seller required by Section 1445(b)(2) of the Code;
       (f)  executed assignments of the Intellectual Property owned by Seller listed in Schedule 4.10 hereto;
       (g)  any and all real property transfer tax returns and
similar filings which Seller is required by law to execute in connection with the transactions contemplated hereby;
       (h) the stock certificates representing (or other documents evidencing ownership of) (i) the Shares of each Share Subsidiary and (ii) the remaining shares of LF Holland owned by the Parent, duly endorsed in blank or accompanied by stock powers (or other applicable transfer documents) duly executed in blank, in proper form for transfer, together with evidence of payment of any appli-cable transfer taxes; and
       (i)  Estoppel certificates satisfying the conditions in
Section 4.8, dated (or recertified and updated as of a date) not more than 30 days prior to the Closing Date; and
       (j) Consents duly executed by Seller and Parent to the use of the Life Fitness name and any variant thereof;
       (k)  Assignments to Buyer, effective as of the Closing Date, of the right, title and interest of Seller in and to the policies of insurance referred to in Schedule 7.1(f) hereto; and
       (l)  such other documents as Buyer shall reasonably request.
       8.2. Documents to be Delivered by Buyer.  Subject to Sections
3.2 and 10.17 of this Agreement, at the Closing, Buyer shall deliver to Seller the following:
       (a)  evidence of the wire transfers referred to in Section 2.3 hereof;
       (b) executed instruments of assumption and assignment, dated the Closing Date, pursuant to which Buyer shall assume all of the liabilities and obligations to be assumed by Buyer under this Agreement and counterparts of the share purchase agreements re-
ferred to in Section 8.1(a) of this Agreement;
       (c) copy of resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agree-ment by Buyer, and certificates of a duly authorized officer of
Buyer, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;
       (d)  the certificate referred to in Section 7.2(c) hereof;
       (e)  the opinions referred to in Section 7.2(d) hereof;
       (f) a release or an assumption of liability with respect to each contract referred to in Section 7.2(h) hereof; and
       (g)  such other documents as Seller shall reasonably request.
9.     Termination and Certain Continuing Obligations.
       9.1. Termination. Anything herein to the contrary notwith standing, this Agreement and the transactions contemplated hereby may be terminated in any of the following ways at any time on or before the Closing Date and in no other manner:
       (a)  By Buyer (subject to the provisions of Section 3.2
hereof) in the event that any of the conditions contained in
Section 7.1 hereof are not satisfied or waived prior to the close of business on the Termination Date), provided that the failure to satisfy such condition does not result from Buyer having breached its obligations hereunder.
       (b) By Seller (subject to the provisions of Section 3.2 hereof) in the event that the conditions contained in Section 7.2 hereof are not satisfied or waived prior to the close of business on the Termination Date), provided that the failure to satisfy such condition does not result from Seller having breached its obliga-tions hereunder.
  9.2. Effect of Termination; Certain Continuing Obligations.
       (a)  Except as set forth in Section 9.2(b), in the event of any termination of this Agreement pursuant to Section 9.1, Buyer and Seller shall have no liability to each other except in the event of a deliberate breach of any of the provisions hereof.
       (b) Anything in this Agreement to the contrary notwithstand-ing, Buyer's obligations under Section 6.1 hereof and under the confidentiality agreement dated April 15, 1997 (the Confidential-
ity Agreement), between Buyer and SBC Warburg Inc., as financial advisor to and on behalf of Seller, shall survive the termination of this Agreement.
10.    Miscellaneous.
       10.1.   Finders.  Buyer and Seller each respectively agree
that they shall be liable for any compensation or other amounts payable to any financial advisor, broker or finder employed or utilized by it in connection with this Agreement or the transac-
tions contemplated hereby and each shall indemnify the other party for any and all such claims.
       10.2. Entire Agreement. This Agreement (with its Schedules and Exhibits) contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters, except for the Confidentiality Agreement, and cannot be changed or terminated orally.
       10.3.   Governing Law.  This Agreement shall be governed by
and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York without regard to the principles thereof regarding the choice of law.  Buyer and Seller hereby irrevocably submit to the jurisdic-
tion of the courts of (a) the State of New York and the Federal courts of the United States of America located in the State, City and County of New York and (b) the State of Illinois and the
Federal court of the United States of America located in the State of Illinois, Cook County in respect of the interpretation and enforcement of the provisions of this Agreement and of the docu-
ments referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or pro-ceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agree-
ment or any such document may not be enforced in or by said courts. Buyer and Seller hereby consent to and grant any such court juris diction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.6 hereof, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.
       10.4. Expiration of Representations and Warranties. The respective representations and warranties of Seller and Buyer contained herein or in any certificates or other documents deliv-
ered prior to or at the Closing (or as applicable any Delayed
Closing) shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Notwithstanding anything in this Agreement to the contrary, each and every such representa-tion and warranty shall expire with and be terminated and extin-guished by the Closing (except that any such representations as shall be set forth in any share purchase agreement related to a Delayed Closing shall expire with and be terminated and extin-
guished by such Delayed Closing) and thereafter Seller, Buyer and any officer director, partner, employee, representative or agent thereof shall not be under any liability whatsoever with respect to any such representation or warranty, provided, however, that this
Section 10.4 shall have no effect upon any obligation of the parties hereto described in Articles 1, 2 and 6 and in Sections
3.2, 10.1, 10.8, 10.9, 10.11, 10.12 and, 10.13, 10.16 and 10.17
whether to be performed before or after the Closing Date.
       10.5. Table of Contents and Headings; Interpretation. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.
       10.6. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by telecopy or telegram:
            (i)  if to the Seller to:
                 Life Fitness
                 10601 West Belmont Avenue
                 Franklin Park, Illinois  60131
                 Attn:  Augustine Nieto II
                         President
                 Fax No.:  (847) 288-3701

                 with a copy to:
                 Marc J. Adelsohn
                 Jacobs Persinger & Parker
                 77 Water Street, 17th Floor
                 New York, New York  l0005
                 Fax No.:  (212) 742-0938

            (ii) if to Buyer to:

                 Brunswick Corporation
                 One North Field Court
                 Lake Forest, Illinois  60045-4811
                 Attn:  General Counsel
                 Fax No.:  (847) 735-4050

                 with a copy to:
                 Mayer, Brown & Platt
                 190 South LaSalle Street
                 Chicago, Illinois  60603
                 Attn:  John R. Sagan
                 Fax No.:  (312) 701-7711

or, in each case, at such other address as may be specified in writing to the other parties hereto.
       All such notices, requests, demands, waivers and other commu-nications shall be deemed to have been received (A) if by personal delivery on the date of such delivery, (B) if by certified or registered mail, on the seventh Business Day after the mailing thereof, (C) if by next-day or overnight mail or delivery, on the day delivered, (D) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent.
       10.7. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.
       10.8. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other party and any attempted assignment without the required consent shall be void, except that Buyer may assign this Agreement, in whole or in part, or any of its rights or obligations hereunder to any wholly-owned subsidiary of Buyer provided, however, that such subsidiary agrees to be bound by all of the terms and provi-sions of this Agreement binding upon Buyer, and, provided, further, however, that in all cases Buyer shall remain fully liable for the liabilities and obligations hereunder assumed by such subsidiary.
       10.9. Payment of Real Property Transfer and Sales Taxes. Except as otherwise provided for in this Agreement, all filing fees and sales, use, transfer, document, recording, gross receipt and similar taxes, of any nature whatsoever, applicable to, or result ing from, the purchase and sale of the Assets, shall be borne one-half by Seller and one-half by Buyer; provided however, that (a) Seller shall pay all state and county transfer taxes resulting from the transfer of the Domestic Owned Real Property; and (b) all local transfer taxes resulting from such transfer, if any, shall be payable by the party designated in the applicable ordinance.
       10.10. Seller s Knowledge. All references to Seller's knowledge contained in this Agreement or in any Schedule, Exhibit, certificate or other instrument furnished or to be furnished pursuant to this Agreement shall refer to the actual knowledge, following due inquiry of the officers of Seller listed on Schedule
10.10 hereto.
       10.11. Further Assurances. Seller and Buyer will, whenever and as often as reasonably requested to do so by the other, do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assur-ance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance to Buyer contemplated hereby. Without limiting the generality of the foregoing Seller (a) shall provide reasonable assistance and cause its partners, officers, employees and Affiliates to provide reason able assistance to Buyer in any legal actions or proceedings (the "Assumed Actions") assumed by Buyer as assumed liabilities, includ-ing document production and preparation for and appearances at examinations, depositions, trials or settlement conferences; and
(b) provided that Buyer is fulfilling its obligations in respect of the liabilities assumed pursuant to Section 1.5(j) of this Agree-ment, shall promptly remit or cause to be remitted to Buyer all proceeds received by Seller or its partners or its or their Affili-ates of any liability insurance policies maintained by Seller prior to the Closing Date or by Buyer after the Closing Date naming any such recipient as insured in respect of the Assumed Actions.
       10.12. Amendments; Waivers. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance therewith. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provi-sions, rights or privileges hereunder.
       10.13. Bulk Sales Laws. Buyer hereby waives compliance by Seller with the provisions of any bulk sales law of any jurisdiction.
       10.14. Limitation of Partner Liability. No partner of Seller shall be responsible for any liabilities or obligations of Seller under this Agreement, and Buyer agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of Seller in settlement of such rights or claims, and not to the partners of Seller (or any Person owning or holding any interest in any such partner).
       10.15 No Third Party Beneficiaries. Nothing in this Agree-ment shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted as signs.
       10.16 Subsidiary Cash Option. In connection with the Cash Transfer, Buyer shall have the right to cause Seller to forego any distribution or transfer of Cash of any Subsidiary, to the extent Buyer shall have agreed in writing not later than 10 days prior to the Closing Date to reimburse Seller (or such other Persons as Seller may direct) at the Closing on a dollar for dollar basis
(based upon foreign exchange rates in effect as of the Closing
Date) for the amount of any Cash of any Subsidiary as to which Seller has been requested to forego distribution or transfer. Payments if any by Buyer pursuant to this Section 10.16 shall be deemed to be an addition to the Purchase Price.
       10.17 Buyer's Option To Acquire Assets of LF Germany. Any provision of this Agreement to the contrary notwithstanding, Buyer shall have the option (the German Subsidiary Option) subject to the conditions set forth in this Section 10.17, in lieu of acquir-ing the shares of LF Germany from Seller, to acquire directly (or through a subsidiary) in a direct transaction with LF Germany (the Alternative Transaction) all of the assets and properties of LF Germany (excluding cash thereof transferable to Seller in connec-tion with the Cash Transfer) and in connection therewith to assume all of the obligations and liabilities of LF Germany, such that upon the consummation of the Alternative Transaction Buyer (or Buyer's subsidiary) shall have directly acquired all assets and assumed all liabilities as would have been indirectly acquired and assumed by Buyer as a result of the acquisition of the shares of LF Germany pursuant to this Agreement. The conditions to the exercise of the German Subsidiary Option are as follows: (a) the Buyer shall deliver a written notice to Seller not later than 10 days after the execution of this Agreement stating that Buyer has elected the German Subsidiary Option and specifying the consideration to be allocated (subject to adjustment pursuant to the appraisal de-scribed in Section 2.4 of this Agreement) by Buyer in respect of the Alternative Transaction; (b) Buyer shall agree to and shall upon closing of the Alternative Transaction pay on behalf of Seller
(i) all taxes imposed by the Federal Republic of Germany or any political subdivision or taxing authority thereof upon LF Germany, its shareholders, Seller and Seller's partners and their respective partners in respect of or as a consequence of the consummation of the Alternative Transaction, in excess of those that would have been imposed upon the consummation of the sale of the shares of LF Germany as contemplated by Section 1.1 this Agreement, (ii) all costs (including legal fees) of LF Germany or Seller incurred in connection with the consummation of the Alternative Transaction in excess of those that would have been incurred in connection with the consummation of the sale of the shares of LF Germany as contem-plated by Section 1.1 this Agreement, and (iii) all costs of the dissolution of LF Germany, (c) Seller shall be reasonably satisfied that the of closing of the Alternative Transaction will be consum mated not later than July 21, 1997, and (d) Seller shall be reason ably satisfied that Seller will be able to effectuate the dissolu tion of LF Germany within 90 days following the consummation of the Alternative Transaction. In the event Buyer shall duly exercise the German Subsidiary Option, Seller shall cause LF Germany to enter into and Buyer shall enter into an asset purchase agreement in form and mutually agreed to by Buyer and Seller to provide for any issues of mechanics and ministerial issues occasioned by the Alternative Transaction and comporting to the laws, custom and usage of the Federal Republic of Germany and the parties shall cause the Alternative Transaction to be consummated on the Closing Date in accordance with the terms of this Agreement and such asset purchase agreement.
       10.18 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more coun terparts have been signed by each of the parties hereto and deliv ered to each of the other parties hereto.

       IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first written above.
                      SELLER:
                      LIFE FITNESS



                      By:    /s/ Augustine Nieto II
                         Augustine Nieto II, President

                      and

                      By: The Life Fitness Companies L.P.,
                             Its General Partner
                      By: Mancuso/Equity Partnership No. 2, L.P.,
                             Its General  Partner
                      By: LF HMG Inc., Its General Partner


                      By:    /s/ Robert F. Mancuso
                         Robert F. Mancuso, President

                      and

                      By: LF HMG Inc., Its General Partner


                      By:    /s/ Robert F. Mancuso
                         Robert F. Mancuso, President

                      BUYER:

                      BRUNSWICK CORPORATION


                      By:   /s/ Peter B. Hamilton
                         Peter B.Hamilton, Senior Vice
                      President and Chief Financial Officer

                                APPENDIX  I  TO

                    ASSET PURCHASE AGREEMENT, dated as of
                    June 3, 1997, between LIFE FITNESS, a
                 New York general partnership ("Seller") and
          BRUNSWICK CORPORATION, a Delaware corporation ("Buyer").


       The terms defined in this Appendix I, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

       "Accounting Policies" as defined in Section 2.2(c) of this Agreement.

       "Adjusted Net Tangible Assets" as defined in Section 2.2(c) of this Agreement.

       "Adjusted Net Tangible Assets Certificate" as defined in
Section 2.2(d) of this Agreement.

       "Affiliate" of any Person, any partner, officer or director of such Person or any Person that directly or indirectly controls, or is controlled by, or is under common control with, such Person.

       "Agented Business" as defined in Section 3.2(a) of this Agreement.

       "Allocation" as defined in Section 2.4 of this Agreement.

       "Alternative Transaction" as defined in Section 10.17 of this Agreement.

       "Anderson" as defined in Section 1.5(f) of this Agreement.

       "Applicable Law" all applicable provisions of all (a) consti-tutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (b) consents, approvals or authorizations of, or desig-nations, declarations or filings with, or reports to, or permits, franchises or concessions from any Governmental Authority and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

       "Approval" as defined in Section 4.12(a) of this Agreement.

       "Assets" as defined in Section 1.1 of this Agreement.

       "Assumed Actions" as defined in Section 10.11 of this Agree-ment.

       "Assumed Liabilities" as defined in Section 1.5 of this Agreement.

       "Bargaining Unit Employees" as defined in Section 6.10(c) of this Agreement.

       "Benefit Plan" as defined in Section 4.5(a) of this Agreement.

       "Business" as defined in the first recital of this Agreement.

       "Business Benefit Plan" as defined in Section 4.5(a) of this Agreement.

       "Business Day" a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

       "Buyer" as defined in the first paragraph of this Agreement.

       "Buyer Material Adverse Effect" as defined in Section 5.3 of this Agreement.

       "Buyer's Endorsements" as defined in Section 6.11(c) of this Agreement.

       "Cash" all cash, checks, drafts, certificates of deposit, commercial paper, bills, notes, bonds, acceptances and other instruments, and securities, bank and brokerage account balances, money or items in the actual or constructive possession of a member of the Life Fitness Group, or of banks, brokerage firms or other custodians holding for the benefit of any member of the Life Fitness Group and any other items, transfers, balance or accounts all to the extent that any of the foregoing would be classified as of a particular date of determination as cash or a cash equivalent on a balance sheet prepared in accordance with generally accepted accounting principles or would be so classified but for the fact that the same is as of such date subject to clearance, collection, or advice of receipt or availability which has not occurred or been received.

       "Cash Transfer" as defined in Section 1.2 of this Agreement.

       "Casualty Event" as defined in Section 6.12 of this Agreement.

       "Certificates of Resale" as defined in Section 6.14 of this Agreement.

       "Closing" as defined in Section 3.1 of this Agreement.

       "Closing Date" as defined in Section 3.1 of this Agreement.

       "COBRA" as defined in Section 4.5(d) of this Agreement.

       "Code" as defined in Section 1.5(i) of this Agreement.

       "Confidentiality Agreement" as defined in Section 9.2(b) of this Agreement.

       "Contracts" as defined in Section 1.1(g) of this Agreement.

       "Controlled Group" as defined in Section 6.10(a)(i) of this Agreement.

       "Credit Agreement" as defined in Section 1.6 of this Agree-ment.

       "Deed" as defined in Section 8.1(a) of this Agreement.

       "Delayed Closing" as defined in Section 3.2 of this Agreement.

       "Domestic Leased Real Property" as defined in Section 4.8(b) of this Agreement.

       "Domestic Owned Real Property" as defined in Section 4.8(a) of this Agreement.

       "Domestic Real Property Leases" as defined in Section 4.8(b) of this Agreement.


       "Domestic Tenant Agreements" as defined in Section 4.8(a) of this Agreement.

       "Employee" and "Employees" as defined in Section 6.10(a)(ii) of this Agreement.

       "Environmental Laws" as defined in Section 4.12(a) of this Agreement.

       "ERISA" as defined in Section 4.5(a) of this Agreement.

       "Escrow Agent" United States Trust Company of New York or such other bank or trust company with offices located in the City of New York and/or the City of Chicago as jointly selected by Buyer and Seller.

       "Escrow Agreement" an agreement by and among the Escrow Agent, Buyer and Seller substantially in the form annexed as Exhibit
2.3(b) to this Agreement.

       "Escrow Adjustment Amount" as defined in Section 2.3(b) of this Agreement.

       "Estimated Adjustment" as defined in Section 2.3(b) of this Agreement.

       "Excluded Assets" as defined in Section 1.2 of this Agreement.

       "Excluded Liabilities" as defined in Section 1.6 of this Agreement.

       "Final Certificate Date" as defined in Section 2.3(c) of this Agreement.

       "Final Net Tangible Assets Certificate" as defined in Section 2.3(c) of this Agreement.

       "Financial Statements" as defined in Section 4.13 of this Agreement.

       "First Quarter Financials" as defined in Section 4.13 of this Agreement.


       "Foreign Acquiring Company" as defined in Section 3.2(c) of this Agreement.

       "German Employee" and "German Employees" as defined in Section 6.10(g)(i) of this Agreement.

       "Governmental Authority" any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, any foreign country, or any political subdivi-sion of any of the foregoing, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

       "Group Benefit Plan" as defined in Section 4.5(a) of this Agreement.

       "Hazardous Substance" as defined in Section 4.12(a) of this Agreement.

       "HSR Act" as defined in Section 4.3 of this Agreement.

       "Intellectual Property" as defined in Section 4.10 of this Agreement.

       "Interest" and "Interests" as defined in Section 1.3(a) of this Agreement.

       "IRPTA" as defined in Section 6.13 of this Agreement.

       "Leased Real Property" as defined in Section 1.1(b) of this Agreement.

       "LF Belgium" as defined in Section 1.1(m) of this Agreement.

       "LF Britain" as defined in Section 1.1(m) of this Agreement.

       "LF China" as defined in Section 1.1(m) of this Agreement.

       "LF Germany" as defined in Section 1.1(m) of this Agreement.

       "LF Holland" as defined in Section 1.1(m) of this Agreement.

       "LF Hong Kong" as defined in Section 1.1(m) of this Agreement.

       "LF Italy" as defined in Section 1.1(m) of this Agreement.

       "Life Fitness Group" as defined in the first recital of this Agreement.

       "Material Adverse Effect" any event, occurrence, fact, condi-tion, change or effect that is materially adverse to (a) the business, operations, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of (i) the Life
Fitness Group as a whole, (ii) Seller, (iii) LF Germany, (iv) LF Britain, or (v) LF Belgium, or (b) Seller's ability to perform its obligations under this Agreement.

       "1996 Balance Sheet" as defined in Section 1.1(a) of this Agreement.

       "Overseas Business" as defined in Section 4.12(b) of this Agreement.

       "Overseas Owned Real Property" as defined in Section 4.8(c) of this Agreement.

       "Overseas Real Property Leases" as defined in Section 4.8(c) of this Agreement.

       "Owned Real Property" as defined in Section 1.1(b) of this Agreement.

       "Parent" as defined in Section 1.1(a) of this Agreement.

       "Parent Partnership Agreement" the Amended and Restated
Limited Partnership Agreement of The Life Fitness Companies, L.P., dated as of October 28, 1991, as amended.

       "Parent Partnership Options" an "Option" as defined in the Parent Partnership Agreement.

       "Parent Partnership Option Rollover Fraction" a fraction having: (a) as its numerator a number equal to (i) the number of Parent Partnership Units that would be outstanding on the Closing Date, assuming the exercise of all Parent Partnership Options that would be exercisable as of the Closing Date (assuming the consumma-tion of the transactions contemplated by this Agreement other than the transactions constituting the termination, cancellation and relinquishment of Parent Partnership Options Subject to Option Rollovers), less (ii) a number equal to that number of Parent Partnership Units that would have been issuable upon the exercise of those Parent Partnership Options Subject to Option Rollovers, and (b) as its denominator a number equal to the number described in subclause "(i)" of clause "(a)" of this sentence.

       "Parent Partnership Options Rollover Makewhole Amount" of any holder of Parent Partnership Options Subject to Option Rollovers, an amount equal to the product of:

       (a) the total of (i) all obligations or liabilities arising under the Senior Notes (including without limitation makewhole payments) and the Credit Agreement, plus (ii) all liabilities of Seller in respect of the fees, costs and expenses in connection with the consummation of the transactions contemplated by this Agreement; minus (iii) the amount of the Cash Transfer (including any reimbursements required by the exercise of the option described in Section 10.16 of this Agreement); multiplied by

       (b) a fraction having (i) as its numerator the number of Parent Partnership Options subject to termination, cancellation and relinquishment pursuant to the agreement executed by the applicable holder, and (ii) as its denominator a number equal to the number of Parent Partnership Units that would be outstanding on the Closing Date, assuming the exercise of all Parent Partnership Options that would be exercisable as of the Closing Date (assuming the consumma-tion of the transactions contemplated by this Agreement other than the transactions constituting the termination, cancellation and relinquishment of Parent Partnership Options Subject to Option Rollovers).

       "Parent Partnership Options Subject to Option Rollovers" those Parent Partnership Options in respect of which Seller shall have received no later than 5 days prior to the Closing Date an agree ment in form and substance reasonably satisfactory to Seller duly executed by the holder thereof: (a) terminating, canceling, relin-quishing all rights of the holder in respect of, and releasing all obligations of Seller or Parent in respect of such Parent Partner ship Options, (b) agreeing to pay to Seller, on demand at Closing and from time to time thereafter, such holder's Parent Partnership Option Rollover Makewhole Amount, and (c) authorizing Seller to deduct from payments which would otherwise be due to such holder from Seller (on the Closing Date or from time to time thereof) as a consequence of the transactions contemplated by the Agreement, the amounts due to Seller from such holder pursuant to clause "(b)" of this sentence, the agreements of such holder pursuant to clause "(a)", "(b)" and "(c)" of this sentence, in each case, being effective upon the consummation, as of the Closing Date, of the transactions contemplated by this Agreement.

       "Parent Partnership Unit" a "Unit" as defined in the Parent Partnership Agreement.

       "Permits" as defined in Section 4.18 of this Agreement.

       "Permitted Title Exceptions" as defined in Section 6.11(b) of this Agreement.

       "Person" any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

       "Product Liability Claim" as defined in Section 1.5(c) of this Agreement.

       "Proprietary Rights" as defined in Section 4.10 of this Agreement.

       "Purchase Price" as defined in Section 2.1 of this Agreement.

       "Retiree Welfare Plan" as defined in Section 4.5(a) of this Agreement.

       "Seller" as defined in the first paragraph of this Agreement.

       "Seller's Partnership Agreement" as defined in Section 1.5(j) of this Agreement.

       "Senior Notes" as defined in Section 1.6 of this Agreement.


       "Share Subsidiaries" as defined in Section 1.1(m) of this Agreement.

       "Shares" as defined in Section 1.1(m) of this Agreement.

       "Statement of Title Defects" as defined in Section 6.11(b) of this Agreement.

       "Subsidiaries" collectively, the Share Subsidiaries and LF
Vertriebs GmbH, an Austrian corporation, Life Fitness Benelux N.V., a Belgian corporation, and life Med B.V.B.A., a Belgian corpora-tion.

       "Survey" as defined in Section 6.10(a) of this Agreement.

       "Tax Returns" as defined in Section 2.4 of this Agreement.

       "Taxes" as defined in Section 4.15 of this Agreement.

       "Termination Date" as defined in Section 3.1 of this Agree-ment.

       "Title Commitment" as defined in Section 6.11(a) of this Agreement.

       "Title Company" as defined in Section 6.11(a) of this Agree-ment.

       "Title Policy" as defined in Section 6.11(c) of this Agree-ment.

       "Title Review Period" as defined in Section 6.11(b) of this Agreement.

       "Warranted Assets" as of any date, all assets and properties of the Life Fitness Group (other than Excluded Assets and cash and cash equivalents held by the Subsidiaries) to the extent shown or reflected in the 1996 Balance Sheet or acquired, in the ordinary course of business, after December 31, 1996, but excluding any such assets or properties sold or otherwise disposed of, in the ordinary course of business, after December 31, 1996.

       "Welfare Plan" as defined in Section 4.5(a) of this Agreement.

                                                    Exhibit 2.2


                 AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

       AMENDMENT NO. 1 to ASSET PURCHASE AGREEMENT, dated as of
July 9, 1997, between LIFE FITNESS, a New York general partnership ("Seller") and Brunswick Corporation, a Delaware corporation
("Buyer").

                            W I T N E S S E T H:

       WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement dated as of June 3, 1997 (the "Asset Purchase Agreement") with reference to the sale to Buyer of substantially all of the assets and properties of Seller and the assumption by Buyer of substantially all of the obligations and liabilities of Seller; capitalized terms used herein and not otherwise defined herein being used herein as defined in the Asset Purchase Agreement; and

       WHEREAS, Seller and Buyer recognize and acknowledge that it is necessary and appropriate to address certain additional matters in connection with the Asset Purchase Agreement and to make certain corrections to the Schedules thereto;

       NOW, THEREFORE, in consideration of the covenants and agree-ments set forth herein and in the Asset Purchase Agreement, Seller and Buyer agree and follows:

       1. Paragraph "(a)" of Section 1.2 "Excluded Assets" of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

         (a)  subject to Buyer's exercise of the option accorded
     Buyer pursuant to Section 10.16 of this Agreement, all Cash as of the Reconciliation Date.

     2. The final paragraph of Section 1.2 "Excluded Assets" of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

         Further, Buyer understands and acknowledges that, subject to Buyer's exercise of the option accorded Buyer pursuant to
     Section 10.16 of this Agreement, on or before the Closing, Seller will cause each Subsidiary to distribute or transfer to Seller or to such other Persons as Seller may direct all Cash (including Cash resulting from the conversion or liquidation of cash equivalents) of such Subsidiary as of or prior to the Reconciliation Date and that Seller will on the Closing Date distribute or transfer to its partners or to such other Persons as Seller may direct all Cash (including Cash result-ing from the conversion or liquidation of cash equivalents) of Seller as of the Reconciliation Date (collectively, the "Cash Transfer"). If the Reconciliation Date is a date other than the Closing Date and if on the Closing Date the Cash available for the Cash Transfer is insufficient to effectuate a Cash Transfer in an amount equal to the Cash as of the Reconcilia-tion Date (as determined by Arthur Andersen LLP in connection with the determination of the Estimated Adjustment), then at the Closing Buyer shall pay to Seller in cash an amount (without duplication of amounts if any required to be paid pursuant to Section 10.16 of this Agreement) equal to such insufficiency. Subject to the foregoing, all Cash generated after the Reconciliation Date shall be deemed to be an Asset.

     3.  Each of paragraphs "(a)", "(b)", "(c)", and "(d)" of
Section 2.2 "Adjustment of Purchase Price" of the Asset Purchase
Agreement is hereby amended to read in its entirety as follows:

         (a) The Purchase Price shall be adjusted upward on a dollar-for-dollar basis for the excess, if any, of the amount of the Adjusted Net Tangible Assets (as defined below) of the Life Fitness Group as of the Reconciliation Date over $43,877,000 (being the amount of the Adjusted Net Tangible Assets as reflected on the 1996 Balance Sheet).

         (b) The Purchase Price shall be adjusted downward on a dollar-for-dollar basis for the deficiency, if any, in the amount of the Adjusted Net Tangible Assets (as defined below) of the Life Fitness Group as of the Reconciliation Date below $43,877,000 (being the amount of the Adjusted Net Tangible Assets as reflected on the 1996 Balance Sheet).

         (c) For purposes of this Section 2.2, the term Adjusted Net Tangible Assets shall mean, as of December 31, 1996 or the Reconciliation Date, as the case may be (i) the consolidated assets (as would appear on a balance sheet prepared in accordance with generally accepted accounting principles) of the Life Fitness Group before any allowances for depreciation on assets for the period subsequent to December 31, 1996, but after eliminating all Excluded Assets (including for this purpose Cash of the Subsidiaries), goodwill, patents, trademarks, service marks, tradenames, copyrights, capitalized organization or development expenses and other intangible items, less (ii) the consolidated liabilities (as would appear on a balance sheet prepared in accordance with generally accepted accounting principles) of the Life Fitness Group, but after eliminating all Excluded Liabilities. The Adjusted Net Tangible Assets as of the Reconciliation Date shall be calculated in accordance with the accounting policies, principles and assumptions used in connection with the 1996 Balance Sheet, applied on a consistent basis (the Accounting Policies ). The Adjusted Net Tangible Assets as of the Reconciliation Date shall be calculated without the taking of a physical count of inventories. For the purpose of illustration, Schedule 2.2 hereto sets forth calculations of Adjusted Net Tangible Assets as of December 31, 1996 and March 31, 1997, respectively (and the resulting adjustment to the Purchase Price called for in this Section 2.2) as if the Reconciliation Date were March 31, 1997. For the sake of clarity, it is understood that Cash acquired pursuant to Section 10.16 of this Agreement shall be deemed an Excluded Asset for the purposes of determining Adjusted Net Tangible Assets.

         (d) The initial calculation of the Adjusted Net Tangible Assets as of the Reconciliation Date shall be made by Buyer. Buyer shall render a certificate (the Adjusted Net Tangible Assets Certificate ) showing such calculation; provided, however, that such calculation shall be made by Buyer in accordance with the Accounting Policies. Seller and Seller's representatives shall have a right to review such calculation. Buyer shall deliver the Adjusted Net Tangible Assets Certificate to Seller as promptly as practicable after the Closing but in no event later than 45 days following the Closing Date.

     4. Subparagraph "(i)" of Section 2.3(b) "Payment of Purchase Price" of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

         (i)   pay to Seller in cash an amount equal to:

         (A) the product of (I) $310,000,000 plus or minus an amount determined by Arthur Andersen LLP to be the estimated amount of the adjustment to the Purchase Price to be made pursuant to Section 2.2 hereof (the Estimated Adjustment), which determination shall be made (x) as of the Reconciliation Date, if the Reconciliation Date is a date other than the Closing Date, and (y) a date no earlier than ten days prior to the Closing Date, in all other cases, multiplied by (II) the Parent Partnership Option Rollover Fraction, plus

         (B) an amount equal to the aggregate exercise price that would have been payable upon the exercise of Parent
     Partnership Options Subject to Option Rollovers, less

       (C)  $1,000,000, (the  Escrowed Adjustment Amount ), plus

            (D) Cash transferred pursuant to Section 10.16 of this Agreement, and

       5. Section 10.11 "Further Assurances" of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:
 Seller and Buyer will, whenever and as often as reasonably requested to do so by the other, do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance to Buyer contemplated hereby. Without limiting the generality of the foregoing Seller (a) shall provide reasonable assistance and cause its partners, officers, employees and Affiliates to provide reasonable assistance to Buyer in any legal actions or proceedings (the "Assumed Actions") assumed by Buyer as assumed liabilities, including document production and preparation for and appearances at examinations, depositions, trials or settlement conferences; and (b) provided that Buyer is fulfilling its obligations in respect of the liabilities assumed pursuant to Section 1.5(j) of this Agreement, shall promptly remit or cause to be remitted to Buyer all proceeds received by Seller or its partners or its or their Affiliates of any liability insurance policies maintained by Seller prior to the Closing Date or by Buyer after the Closing Date naming any such recipient as insured in respect of the Assumed
 Actions. If the Reconciliation Date is other than the Closing Date, the parties agree that for income tax purposes they will treat the sale of the Assets and the assumption of the Assumed Liabilities as having been effected as of the Reconciliation Date. If this treatment is questioned by any tax authority in connection with an audit of either party, that party agrees to promptly notify the other party and to keep the other party informed regarding the progress of such audit and any administrative or judicial proceedings related thereto.

       6.   Section 6.17 "Cash Transfer" of the Asset Purchase
Agreement is hereby amended to read in its entirety as follows:

            6.17. Cash Transfer. If the Reconciliation Date is the Closing Date, then from and after the Closing, Buyer will, subject to Buyer s exercise of the option accorded Buyer pursuant to Section 10.16 of this Agreement, use all reasonable efforts to assist Seller and its representatives, and will provide Seller and its representatives reasonable access to the properties and records pertaining to the Business as necessary for the purpose of enabling Seller (a) to locate, identify, collect and otherwise reduce to Seller s control or possession, all Cash items of Seller, as of the Reconciliation Date (including items or transfers subject to deposit, clearance, collection or advice of receipt or availability) and (b) otherwise fully to complete the Cash Transfer after the Closing Date to the extent Seller was unable to or did not complete the same prior to or at the Closing. All portions of the Cash Transfer with respect to the Subsidiaries shall be completed by the Closing Date.

       7.  A new definition is added to Appendix I of the Asset
Purchase Agreement immediately following the definition of "Purchase Price" to read in its entirety as follows:

            "Reconciliation Date" (a) if the Closing Date is on or before July 15, 1997, June 30, 1997, and (b) in all other cases the Closing Date.

       8.   Section 10.9  "Payment of Real Property Transfer and
Sales Taxes" of the Asset Purchase Agreement is hereby amended by adding the following at the end thereof:

       Seller and Buyer agree that in the event for the convenience of the parties and in order to facilitate the Closing (or any Delayed Closing), Buyer shall advance on Seller's behalf any filing fees, sales, use, transfer, document, recording, gross receipt and similar taxes, of any nature whatsoever which would pursuant to the provisions of this Section 10.9 otherwise be payable by Seller, then Seller shall promptly upon Buyer's presentation to Seller of a statement therefor reimburse Buyer for the amount so advanced, and, in the event Seller shall fail promptly to so reimburse Buyer for such amount, then Buyer shall be entitled to reimbursement therefor from the Escrowed Adjustment Amount.

       9. Schedule 4.8(a) to the Asset Purchase Agreement shall be deleted in its entirety and replaced by the Amended Schedule 4.8(a) annexed hereto.

       10. Schedule 4.8(b) to the Asset Purchase Agreement shall be deleted in its entirety and replaced by the Amended Schedule 4.8(b) annexed hereto.

       11.  Attachment A to Schedule 4.10 to the Asset Purchase
Agreement shall be deleted in its entirety and replaced by the Amended Attachment A annexed hereto.

       12. Schedule 4.17 to the Asset Purchase Agreement shall be deleted in its entirety and replaced by the Amended Schedule 4.17 annexed hereto.

       13. Schedule 4.23 to the Asset Purchase Agreement shall be deleted in its entirety and replaced by the Amended Schedule 4.23 annexed hereto.

       14. Except as amended hereby the Asset Purchase Agreement and the Schedules thereto shall remain in full force and effect.

       IN WITNESS WHEREOF, the undersigned have entered into this Amendment No. 1 as of the date first written above.

                      SELLER:
                      LIFE FITNESS


                      By:    /s/ Augustine Nieto II
                      Augustine Nieto II, President

                      and

                      By: The Life Fitness Companies L.P.,
                             Its General Partner
                      By: Mancuso/Equity Partnership No. 2, L.P.,
                             Its General  Partner
                      By: LF HMG Inc., Its General Partner


                      By:    /s/ Robert F. Mancuso
                         Robert F. Mancuso, President

                      and

                      By: LF HMG Inc., Its General Partner


                      By:    /s/ Robert F. Mancuso
                         Robert F. Mancuso, President

                      BUYER:

                      BRUNSWICK CORPORATION


                      By:   /s/ Mary D. Allen
                           Mary D. Allen, Vice President
                           and General Counsel